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                                                                     EXHIBIT 4.1

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                          VALASSIS COMMUNICATIONS, INC.

                                     ISSUER

                                       AND

                           BNY MIDWEST TRUST COMPANY,

                                     TRUSTEE

                        Senior Convertible Notes due 2033

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                                    INDENTURE

                            Dated as of May 22, 2003

                                  $239,794,000

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                                TABLE OF CONTENTS

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions..................................................  1
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act............ 12
SECTION 1.03.   Rules of Construction........................................ 13

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.   Form of Notes................................................ 13
SECTION 2.02.   Title and Terms.............................................. 14
SECTION 2.03.   Denominations................................................ 14
SECTION 2.04.   Forms Generally.............................................. 15
SECTION 2.05.   Execution, Authentication and Delivery....................... 15
SECTION 2.06.   Registrar and Paying Agent................................... 15
SECTION 2.07.   Transfer and Exchange........................................ 16
SECTION 2.08.   Replacement Notes............................................ 17
SECTION 2.09.   Outstanding Notes............................................ 17
SECTION 2.10.   Temporary Notes; Exchange of Global Note for
                Definitive Notes............................................. 17
SECTION 2.11.   Book-entry Provisions for Global Notes....................... 18
SECTION 2.12.   Cancellation................................................. 19
SECTION 2.13.   Special Transfer Provisions.................................. 19
SECTION 2.14.   CUSIP Numbers................................................ 22
SECTION 2.15.   Legend on Restricted Notes................................... 22

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee........................................... 22
SECTION 3.02.   Selection of Notes To Be Redeemed............................ 23
SECTION 3.03.   Notice of Redemption......................................... 23
SECTION 3.04.   Effect of Notice of Redemption............................... 24
SECTION 3.05.   Deposit of Redemption Price.................................. 24
SECTION 3.06.   Notes Redeemed in Part....................................... 24
SECTION 3.07.   Purchase of Notes at Option of the Holder.................... 24
SECTION 3.08.   Purchase of Notes at Option of the Holder upon
                Change in Control............................................ 30
SECTION 3.09.   Effect of Purchase Notice or Change in Control
                Purchase Notice.............................................. 32
SECTION 3.10.   Deposit of Purchase Price or Change in Control
                Purchase Price............................................... 34
SECTION 3.11.   Notes Purchased in Part...................................... 34
SECTION 3.12.   Covenant to Comply With Notes Laws Upon Purchase
                of Notes..................................................... 34
SECTION 3.13.   Repayment to the Company..................................... 34

                                       i

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                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   Payment of Notes............................................. 35
SECTION 4.02.   Calculation of Original Issue Discount....................... 35
SECTION 4.03.   Maintenance of Office or Agency.............................. 35
SECTION 4.04.   Money for Note Payments to Be Held in Trust.................. 35
SECTION 4.05.   Corporate Existence.......................................... 36
SECTION 4.06.   Maintenance of Property...................................... 36
SECTION 4.07.   Payment of Taxes and Other Claims............................ 36
SECTION 4.08.   Limitation on Sale and Leaseback Transactions................ 36
SECTION 4.09.   Limitation on Liens.......................................... 37
SECTION 4.10.   Limitation on Stock Redemptions and Stock
                Repurchases.................................................. 37
SECTION 4.11.   Certificate as to Default.................................... 38

                                    ARTICLE 5

              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

SECTION 5.01.   Company May Consolidate, etc., Only on Certain Terms......... 38
SECTION 5.02.   Successor Corporation Substituted............................ 39

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default............................................ 39
SECTION 6.02.   Acceleration................................................. 41
SECTION 6.03.   Other Remedies............................................... 41
SECTION 6.04.   Waiver of Past Defaults...................................... 41
SECTION 6.05.   Control by Majority.......................................... 42
SECTION 6.06.   Limitation on Suits.......................................... 42
SECTION 6.07.   Rights of Holders to Receive Payment......................... 42
SECTION 6.08.   Collection Suit by Trustee................................... 43
SECTION 6.09.   Trustee May File Proofs of Claim............................. 43
SECTION 6.10.   Priorities................................................... 43
SECTION 6.11.   Undertaking for Costs........................................ 44
SECTION 6.12.   Waiver of Stay or Extension Laws............................. 44

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.   Certain Duties and Responsibilities.......................... 44
SECTION 7.02.   Notice of Defaults........................................... 45
SECTION 7.03.   Certain Rights of Trustee.................................... 46
SECTION 7.04.   Not Responsible for Recitals or Issuance of Notes............ 47
SECTION 7.05.   May Hold Notes............................................... 47
SECTION 7.06.   Money Held in Trust.......................................... 47
SECTION 7.07.   Compensation and Reimbursement............................... 48

                                       ii

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SECTION 7.08.   Disqualification; Conflicting Interests...................... 48
SECTION 7.09.   Corporate Trustee Required; Eligibility...................... 49
SECTION 7.10.   Resignation and Removal; Appointment of Successor............ 49
SECTION 7.11.   Acceptance of Appointment by Successor....................... 51
SECTION 7.12.   Merger, Conversion, Consolidation or Succession to
                Business..................................................... 51
SECTION 7.13.   Preferential Collection of Claims Against Company............ 51
SECTION 7.14.   Appointment of Authenticating Agent.......................... 52

                                    ARTICLE 8

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 8.01.   Company to Furnish Trustee Names and Addresses of
                Holders...................................................... 53
SECTION 8.02.   Preservation of Information; Communications to
                Holders...................................................... 53
SECTION 8.03.   Reports by the Trustee....................................... 54
SECTION 8.04.   Reports by the Company....................................... 54

                                    ARTICLE 9

                             DISCHARGE OF INDENTURE

SECTION 9.01.   Discharge of Liability on Notes.............................. 54
SECTION 9.02.   Application of Trust Money................................... 55
SECTION 9.03.   Repayment to Company......................................... 55

                                   ARTICLE 10

                             SUPPLEMENTAL INDENTURES

SECTION 10.01.  Supplemental Indentures Without Consent of Holders........... 55
SECTION 10.02.  Supplemental Indentures With Consent of Holders.............. 56
SECTION 10.03.  Execution of Supplemental Indentures......................... 57
SECTION 10.04.  Effect of Supplemental Indentures............................ 57
SECTION 10.05.  Conformity with Trust Indenture Act.......................... 57
SECTION 10.06.  Reference in Notes to Supplemental Indentures................ 57

                                   ARTICLE 11

                                   CONVERSION

SECTION 11.01.  Conversion Privilege......................................... 57
SECTION 11.02.  Conversion Procedure......................................... 61
SECTION 11.03.  Fractional Shares............................................ 62
SECTION 11.04.  Taxes on Conversion.......................................... 62
SECTION 11.05.  Company to Provide Stock..................................... 62
SECTION 11.06.  Adjustment for Change In Capital Stock....................... 63
SECTION 11.07.  Adjustment for Rights Issue.................................. 63
SECTION 11.08.  Adjustment for Other Distributions........................... 64
SECTION 11.09.  When Adjustment May Be Deferred or Not Made.................. 65
SECTION 11.10.  When No Adjustment Required.................................. 65
SECTION 11.11.  Notice of Adjustment......................................... 66

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SECTION 11.12.  Voluntary Increase........................................... 66
SECTION 11.13.  Notice of Certain Transactions............................... 66
SECTION 11.14.  Reorganization of Company; Special Distributions............. 67
SECTION 11.15.  Company Determination Final.................................. 67
SECTION 11.16.  Trustee's Adjustment Disclaimer.............................. 67
SECTION 11.17.  Simultaneous Adjustments..................................... 68
SECTION 11.18.  Successive Adjustments....................................... 68
SECTION 11.19.  Rights Issued in Respect of Shares Issued Upon
                Conversion................................................... 68
SECTION 11.20.  Restriction on Shares Issued Upon Conversion................. 68

                                   ARTICLE 12

                               Payment of Interest

SECTION 12.01.  Interest Payment............................................. 70
SECTION 12.02.  Defaulted Interest........................................... 70
SECTION 12.03.  Interest Rights Preserved.................................... 71

                               ARTICLE 13

                        CONTINGENT CASH INTEREST

SECTION 13.01.  Contingent Cash Interest..................................... 71
SECTION 13.02.  Payment of Contingent Cash Interest;
                Contingent Cash Interest Rights Preserved.................... 72
SECTION 13.03.  Bid Solicitation Agent....................................... 72

                                   ARTICLE 14

                                   TAX MATTERS

SECTION 14.01.  Tax Treatment................................................ 72
SECTION 14.02.  Comparable Yield and Projected Payment Schedule.............. 73

                                   ARTICLE 15

                                  MISCELLANEOUS

SECTION 15.01.  Trust Indenture Act Controls................................. 74
SECTION 15.02.  Notices...................................................... 74
SECTION 15.03.  Communication by Holders with Other Holders.................. 75
SECTION 15.04.  Certificate and Opinion as to Conditions Precedent........... 75
SECTION 15.05.  Statements Required in Certificate or Opinion................ 75
SECTION 15.06.  When Notes Disregarded....................................... 75
SECTION 15.07.  Acts of Holders.............................................. 76
SECTION 15.08.  Rules by Trustee, Paying Agent and Registrar................. 76
SECTION 15.09.  Legal Holidays............................................... 77
SECTION 15.10.  Governing Law................................................ 77
SECTION 15.11.  No Recourse Against Others................................... 77
SECTION 15.12.  Successors................................................... 77
SECTION 15.13.  Multiple Originals........................................... 77

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SECTION 15.14.  Table of Contents;  Headings................................. 77
SECTION 15.15.  Severability................................................. 77

EXHIBIT A:   FORM OF NOTE................................................... A-1
EXHIBIT B:   FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
             GLOBAL NOTE OR DEFINITIVE NOTE TO DEFINITIVE NOTE.............. B-1
EXHIBIT C:   FORM OF NON-DISTRIBUTION LETTER FOR INSTITUTIONAL
             ACCREDITED INVESTORS........................................... C-1
EXHIBIT D:   FORM OF PURCHASE NOTICE........................................ D-1
EXHIBIT E:   FORM OF CHANGE IN CONTROL PURCHASE NOTICE...................... E-1
EXHIBIT F:   FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF
             RESTRICTED COMMON STOCK........................................ F-1
EXHIBIT G:   PROJECTED PAYMENT SCHEDULE..................................... G-1

                                       v

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          INDENTURE dated as of May 22, 2003, between VALASSIS COMMUNICATIONS,
INC., a Delaware corporation, having its principal office at 19975 Victor Parkway, Livonia, Michigan 48152, and BNY Midwest Trust Company, an Illinois trust company, having its Corporate Trust Office at 2 North La Salle Street, Suite 1020, Chicago, IL 60602.

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of its Senior Convertible Notes due 2033 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          The parties hereto, intending to be legally bound, agree that, in consideration of the acceptance and purchase of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal benefit of all the holders from time to time of the Notes, without preference, priority or distinction of any thereof over any other thereof by reason of priority in time of issuance or negotiation, or otherwise, as follows:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION  1.01. Definitions.

          "Accreted Conversion Price" means with respect to a Note with $1,000 of Principal Amount at Maturity, as of the date of determination, the Accreted Principal Amount divided by the number of shares issuable upon conversion of a Note subject to any adjustments to the Conversion Rate throughout that day.

          "Accreted Principal Amount" means with respect to a Note with $1,000 Principal Amount at Maturity as of any date, (i) until May 22, 2008 an amount of $667.24 and (ii) from May 22, 2008 through May 22, 2033, an amount equal to the sum of $667.24 plus the Original Issue Discount to such date.

          "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of such specified Person or (iii) of which 10% or more of the voting stock is beneficially owned or held by such specified Person or a subsidiary of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Members" has the meaning specified in Section 2.11.

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          "Applicable Stock Price" means, in respect of a Conversion Date, the average of the Sale Prices per share of Common Stock over the five-Trading Day period starting the third Trading Day following a Conversion Date, which Sale Prices are adjusted to take account of the occurrence during such five-Trading Day period of events described in Sections 11.06, 11.07, and 11.08.

          "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition (including, without limitation, dispositions pursuant to any merger, consolidation or Sale and Leaseback Transaction) by such Person or any of its subsidiaries to any Person other than such Person or one of its subsidiaries in any single transaction or series of transactions of (i) any or all of the Capital Stock in any of the subsidiaries of such Person or (ii) any other Property of such Person or any other Property of its subsidiaries outside the ordinary course of business of such Person or such subsidiary.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended; such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Notes.

          "Average Conversion Value" means the product of the Sale Price times the number of Shares issuable per Note upon conversion.

          "Average Quoted Price" has the meaning specified in Section 11.01.

          "Base Conversion Price" means the dollar amount derived by dividing the Accreted Principal Amount by the Base Conversion Rate.

          "Base Conversion Rate" means 15.1627 shares of Common Stock per $1,000 Principal Amount at Maturity of 2033 Notes, subject to adjustment as set forth in Sections 11.06, 11.07, and 11.08.

          "Bid Solicitation Agent" means a bid solicitation agent appointed by the Company to act in such capacity pursuant to the paragraph entitled "Security Market Price" of the Notes, which initially shall be the Trustee.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

          "Board Resolution" means a copy of a resolution certified by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

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          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

          "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights, warrants or options to acquire an equity interest in such Person.

          "Change in Control" has the meaning specified in Section 3.08.

          "Change in Control Notice" has the meaning specified in Section 3.08.

          "Change in Control Notice Date" has the meaning specified in Section 3.08.

          "Change in Control Purchase Date" has the meaning specified in Section 3.08.

          "Change in Control Purchase Notice" has the meaning specified in
Section 3.08.

          "Change in Control Purchase Price" has the meaning specified in
Section 3.08.

          "Closing Date" means the date of this Indenture.

          "Clearstream" has the meaning specified in Section 2.01.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall mean the shares of Common Stock, $.01 par value per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

          "Company" means Valassis Communications, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall instead mean such successor Person.

          "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, its Chief Financial Officer, a Vice Chairman, a Vice President or its Treasurer.

          "Company's Notice" has the meaning specified in Section 3.07.

          "Company's Notice Date" has the meaning specified in Section 3.07.

          "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, plus, to the extent not included in such interest expense, and to the extent incurred by such Person and such subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale and Leaseback Transaction, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) dividends payable on shares of preferred stock issued by such Person or its subsidiaries, other than shares of such preferred stock held by such Person or its subsidiaries, (viii) interest accruing on the Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by such Person or such subsidiaries, and (ix) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any other Person in connection with Indebtedness incurred by such plan or trust.

          "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom (i) gains and losses from Asset Sales or reserves relating thereto, (ii) items classified as extraordinary or nonrecurring (other than the tax benefit of the utilization of net operating loss carryforwards) and gains from discontinued operations, (iii) except to the extent of the amount of dividends or distributions paid to such Person by any other Person during such period, the net income (or loss) of (a) such other Person other than a subsidiary of such Person and (b) any subsidiary of such Person to the extent that the payment of the net income of such other Person as a dividend or other distribution to such Person is restricted by contract or otherwise and (iv) except to the extent includable pursuant to clause (iii) hereof, the income (or loss) of any other Person accrued or attributable to any period prior to the date it becomes a subsidiary of such Person or is merged into or consolidated with such Person or any of such Person's subsidiaries or all or substantially all of such other Person's Property is acquired by such Person or any of its subsidiaries.

          "Consolidated Tangible Assets" means, as of any date, the sum of the Property and assets of the Company and its Subsidiaries on a consolidated basis at such date, after eliminating intercompany items, after deducting from such total all Property and assets that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof), all reserves and prepaid expenses, deferred charges or authorized debt discount and expense, each such item determining in accordance with the Company's most recently published consolidated balance sheet prepared in accordance with GAAP.

          "Contingent Debt Regulations" has the meaning specified in Section 14.01.

          "Contingent Cash Interest" has the meaning specified in the paragraph entitled "Contingent Cash Interest" of the Notes.

          "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

          "Conversion Date" has the meaning specified in Section 11.02.

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          "Conversion Rate" with respect to any Conversion Date prior to May 22,
2008 means:

          (1) if the Applicable Stock Price is less than or equal to the Base Conversion Price, the Base Conversion Rate; or

          (2) if the Applicable Stock Price is greater than the Base Conversion Price, the number determined in accordance with the following formula:

Base          (Applicable Stock Price - Base Conversion Price)
Conversion + [------------------------------------------------] x Incremental
Rate                      Applicable Stock Price                  Share Factor

From and after May 22, 2008, the Conversion Rate shall be the Fixed Conversion Rate.

          "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 North La Salle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Notes" has the meaning specified in Section 2.01.

          "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall instead mean or include such successor.

          "Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (i) all income tax expense of the Company and its consolidated Subsidiaries, (ii) depreciation expense of the Company and its consolidated Subsidiaries, (iii) amortization expense of the Company and its consolidated Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and (iv) all other non-cash charges of the Company and its consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period.

          "Euroclear" has the meaning specified in Section 2.01.

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          "Event of Default" has the meaning specified in Section 6.01.

          "Ex-Dividend Date" has the meaning specified in Section 11.01.

          "Ex-Dividend Time" has the meaning specified in Section 11.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Extraordinary Cash Dividend" has the meaning specified in Section 11.08.

          "Fixed Conversion Rate" means the Conversion Rate determined as set forth in the definition thereof assuming a Conversion Date that is eight Trading Days prior to May 22, 2008, subject to adjustment pursuant to Sections 11.06, 11.07, and 11.08, assuming any such adjustments that occurred after May 22, 2008 and prior to the Conversion Date occurred prior to May 22, 2008.

          "Funded Debt" of any Person means, as at any date as of which any determination thereof is being or is to be made, any Indebtedness of such person that by its terms (i) will mature more than one year after the date it was issued, incurred, assumed or guaranteed by such Person, or (ii) will mature one year or less after the date it was issued, incurred, assumed or guaranteed by such Person which at such date of determination may be renewed or extended at the election or option of such Person so as to mature more than one year after such date of determination.

          "Funded Debt to EBITDA Ratio" as of any date of determination means the ratio of (i) Funded Debt to (ii) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters prior to the date of determination for which internal financial statements are available; provided, however, that if the Company or any Subsidiary shall have made an acquisition of assets which constitutes all or substantially all of the assets of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Global Note" has the meaning specified in Section 2.01.

          "Global Notes Legend" means the legend to be included for Global Notes that is set forth in Exhibit A hereto.

          "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incremental Share Factor" means 9.8556 shares of Common Stock, subject to adjustment pursuant to Sections 11.06, 11.07, and 11.08.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker's acceptances; (iv) representing Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property under conditional sales or other similar agreements which provide for the deferral of the payment of the purchase price for a period in excess of one year following the date of such Person's receipt and acceptance of complete delivery of such property; and (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

          The amount of any Indebtedness outstanding (other than Capital Lease Obligations) as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture as amended or supplemented from time to time and includes the terms of Notes established as contemplated by Section 2.01.

          "Initial Purchaser" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Issue Date" means the date the Notes are originally issued or deemed issued as set forth on the face of the Note under this Indenture.

          "Issue Price" means $667.24 per $1,000 principal amount at Stated Maturity of 2033 Notes.

          "Legal Holiday" has the meaning specified in Section 15.09.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Liquidated Damages" has the meaning specified in the Registration Rights Agreement.

          "Market Price" has the meaning specified in Section 3.07.

          "Maturity", when used with respect to any Note, means the date on which the principal, Purchase Price or Change in Control Purchase Price of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date, Purchase Date or Change in Control Purchase Date, or by declaration of acceleration or otherwise.

          "Noteholder Act" has the meaning specified in Section 15.07.

          "Notes" has the meaning specified in the second paragraph of this Indenture.

          "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

          "Notice of Default" has the meaning specified in Section 6.01.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the offering memorandum relating to the Notes dated May 16, 2003.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, an Assistant or Deputy Treasurer or the Secretary or an Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, a Vice Chairman or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee, which shall comply with Section 15.04.

          "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

          "Original Issue Discount" of any Note means the difference between the Issue Price and the Principal Amount at Maturity of the Note as set forth on the face of the Note, which shall accrue as set forth in the form of Note.

          "Outstanding," when used as of any particular time with reference to Notes, means all Notes outstanding in accordance with Section 2.09 hereof; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer actually knows to be so owned shall be so disregarded.

          "Paying Agent" has the meaning specified in Section 2.06.

          "Permitted Liens" means:

          (1)  Liens in favor of the Company or any Subsidiary;

          (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary;

          (3) Liens on property existing immediately prior to the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (5) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or any Subsidiary is a party;

          (6)  Liens to secure Capital Lease Obligations;

          (7)  Liens existing on the date of the Indenture;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) mechanics', materialmen's, carrier's, warehousemen's and similar Liens arising in the ordinary course of business and securing Obligations of the Company or any Subsidiary that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate legal proceedings diligently pursued; provided that in the case of any such contest (i) any levy, execution or other enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens shall have been made on the books of the Company or the Subsidiary as may be required by GAAP;

          (10) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and other forms of governmental insurance or similar benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued; provided that in the case of any such contest (i) any levy, execution or other enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of the Company or the Subsidiary as may be required by GAAP;

          (11) Liens in the nature of any minor imperfections of title, including, but not limited to, easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate would not
(i) materially adversely affect the present or future use of the property to which they relate, (ii) have a material adverse effect on the sale or lease of such property, or (iii) render title thereto unmarketable;

          (12) any interest or title of a lessor under any lease of property to, or of any consignor of goods consigned to, or of any creditor of any consignee in goods consigned to such consignee by, the Company or any Subsidiary;

          (13) Liens incurred in the ordinary course of business of the Company, other than in connection with Indebtedness for borrowed money;

          (14) any Lien extending, renewing or replacing any Permitted Lien;

          (15) Liens securing only the Notes;

          (16) Liens on assets of the Company's Subsidiaries to secure Obligations of such Subsidiaries to the Company; and

          (17) Liens attributable to Sale and Leaseback Transactions.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

          "Principal Amount at Maturity" of any Note means the principal amount at maturity as set forth on the face of the Note.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

          "Purchase Agreement" means the Purchase Agreement dated May 16, 2003, between the Company and the Initial Purchaser.

          "Purchase Date" has the meaning specified in Section 3.07.

          "Purchase Notice" has the meaning specified in Section 3.07.

          "Purchase Price" has the meaning specified in Section 3.07.

          "QIBs" has the meaning specified in Section 2.01.

          "Redemption Date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 3 hereof.

          "Redemption Price" or "redemption price" shall have the meaning set forth in the Note.

          "Registrar" has the meaning specified in Section 2.06.

          "Registration Rights Agreement" means the Registration Rights Agreement dated May 22, 2003 and as it may be amended from time to time, between the Company and the Initial Purchaser.

          "Responsible Officer" when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

          "Restricted Note" has the meaning specified in Section 2.15.

          "Restricted Notes Legend" means the legend to be included for Restricted Notes that is set forth in Exhibit A hereto.

          "Rights" has the meaning specified in Section 11.19.

          "Rights Agreement" has the meaning specified in Section 11.19.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company of any Property now owned or hereafter acquired which has been or is to be sold or transferred by the Company to such Person with the intention of taking back a lease of such Property.

          "Sale Price" has the meaning specified in Section 3.07.

          "Schedule TO" means the Schedule TO specified in the Exchange Act.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Security Register" has the meaning specified in Section 2.06.

          "Shares" means the shares of common stock of the Company, par value $0.01 per share.

          "Shelf Registration" has the meaning specified in the Registration Rights Agreement.

          "Stated Maturity," when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount at Maturity of such Note is due and payable.

          "Subsidiary" means a Person (other than an individual or a government or any agency or political subdivision thereof) more than 50% of the outstanding interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or which the Company, in accordance with GAAP, otherwise consolidates as a Subsidiary of the Company.

          "Tax Original Issue Discount" has the meaning specified in Section 14.02.

          "Time of Determination" has the meaning specified in Section 11.01.

          "Trading Day(s)" has the meaning specified in Section 11.01.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bb), as amended, in effect on the Closing Date.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, instead means the successor.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "United States National Securities Exchange" means the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, or any successor securities exchange thereto.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

          "indenture securities" means the Notes.

          "indenture note holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and

          (6) Section references are to Sections of this Indenture unless the context otherwise requires; and

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                    ARTICLE 2

                                    THE NOTES

          SECTION 2.01. Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture.

          The Notes offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers," as defined in Rule 144A ("QIBs"), in reliance on Rule 144A, in each case as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto (each, a "Global Note"). Any Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. The initial Depositary shall be the Depositary Trust Company. Successor Depositaries may be appointed by the Trustee.

          Except as provided in Section 2.10 and 2.13, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Notes in definitive form. Transferees of Notes who are not QIBs and did not purchase Notes sold in reliance on Regulation S under the Securities Act (referred to herein as the "Non-Global Purchasers") will receive certificated Notes in definitive form bearing the Restricted Notes Legend set forth in Exhibit A hereto ("Definitive Notes"). Definitive Notes will bear the Restricted Notes Legend set forth on Exhibit A unless removed in accordance with Section 2.13(b).

          SECTION 2.02. Title and Terms. The aggregate Principal Amount at Maturity of Notes which may be Outstanding at any time is limited to $239,794,000.

          The Notes will bear interest as provided in the Notes. The calculation of the accrual of Original Issue Discount in the period during which each Note remains Outstanding shall be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence on May 22, 2008. In the event of the maturity, conversion, purchase by the Company at the option of a Holder or redemption of a Note, Original Issue Discount, if any, and cash interest, if any, shall cease to accrue on such Note, under the terms and subject to the conditions of this Indenture.

          The Notes shall be known and designated as the "Senior Convertible Notes due 2033" of the Company, with a Stated Maturity on May 22, 2033.

          The Issue Price and Original Issue Discount accrued on the Notes when due shall be payable at (i) the office or agency of the Company in the City of New York maintained for such purpose, which initially shall be the principal corporate trust office of the Trustee in the City of New York, (ii) the Corporate Trust Office and (iii) at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Notes shall not have the benefit of a sinking fund.

          The Notes shall be unsecured senior obligations of the Company and will rank equally with the Company's existing and future senior unsecured Indebtedness.

          SECTION 2.03. Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 Principal Amount at Maturity and any integral multiple of $1,000 above that amount.

          SECTION 2.04. Forms Generally. The Notes may have such letters, notations, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, securities exchange rule, the Code and regulations thereunder, agreements to which the Company is subject, if any, or usage (provided that any such notation legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

          The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution thereof.

          SECTION 2.05. Execution, Authentication and Delivery. One or more Officers of the Company shall sign the Notes on behalf of the Company by manual or facsimile signature. The Company's seal, if any, may, but need not, be impressed, affixed, imprinted or reproduced on the Notes and, if it is, then it may be in facsimile form.

          If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          The Trustee shall, upon a Company Order, authenticate Notes for original issue up to the aggregate Principal Amount at Maturity stated in
Section 2.02. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.06. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes (the "Security Register") and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

          The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.10.

          SECTION 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with this Indenture. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for Notes of other denominations and of a like aggregate Principal Amount at Maturity and tenor, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any such transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.03 hereof and ending at the close of business on the day of such mailing.

          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving any payment on such Note (including cash interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if
any) and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of a beneficial interest in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book-entry.

          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking, and the Registrar does not register a transfer prior to receiving such notification, (ii) requests the Company or the Trustee to issue a new replacement Note, prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for the costs and expenses they incur in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

          SECTION 2.09. Outstanding Notes. Notes Outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. Subject to Section 15.06, a Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.08, the Note so replaced ceases to be Outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, at Maturity, money or cash equivalents sufficient to pay all amounts payable on that date with respect to the Notes (or portions thereof) to be redeemed, purchased or repurchased or maturing, as the case may be, then on and after that date, such Notes (or portions thereof) shall cease to be outstanding and Original Issue Discount on them or cash interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any, shall cease to accrue.

          SECTION 2.10. Temporary Notes; Exchange of Global Note for Definitive Notes.

          (a) In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the

Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

          (b) Except for transfers made in accordance with Section 2.13(a), a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.11 shall be transferred to the beneficial owners thereof in the form of certificated Notes in definitive form only if such transfer complies with Section 2.13 and if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the events described in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.

          (c) Any Global Note or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate Principal Amount at Maturity of Notes of authorized denominations in the form of certificated Notes in definitive form. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Notes in the form of certificated Notes in definitive form delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.13(b), bear the Restricted Notes Legend set forth in Exhibit A hereto.

          (d) Prior to any transfer pursuant to Section 2.10(b), the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          The Company will make available to the Trustee a reasonable supply of Definitive Notes.

          SECTION 2.11.  Book-entry Provisions for Global Notes. This Section
2.11 shall apply only to a Global Note deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.11 and a Company Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          SECTION 2.12.  Cancellation. The Company at any time may deliver
Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 11 hereof) or cancellation and deliver canceled Notes to the Company pursuant to written direction by an Officer of the Company. In the absence of any such direction, the Trustee may dispose of all cancelled Notes in accordance with its customary procedures. The Company may not issue new Notes to replace Notes they have redeemed, paid in full or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

          SECTION 2.13. Special Transfer Provisions. (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.10 and 2.11 and this Section 2.13(a); provided, however, that beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in Exhibit C.

          Except for transfers or exchanges made in accordance with paragraphs
(1) through (4) of this Section 2.13(a) and Section 2.10, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (1) Global Note to Definitive Note. If an owner of a beneficial interest in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a Person who is required to take delivery thereof in the form of a Definitive Note, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Definitive Notes of any authorized denomination or denominations and of the same aggregate Principal Amount at Maturity. Upon receipt by the Registrar of the Depositary directing the Trustee to

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

authenticate and deliver one or more Definitive Notes of the same aggregate Principal Amount at Maturity as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, (A) the authorized denomination or denominations of the Definitive Notes to be so issued and appropriate delivery instructions, (B) a certificate substantially in the form of Exhibit B attached hereto given by the owner of such beneficial interest, (C) a certificate substantially in the form of Exhibit C attached hereto given by the person acquiring the Definitive Notes for which such interest is being exchanged, to the effect set forth therein, and (D) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate Principal Amount at Maturity of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of the same aggregate Principal Amount at Maturity in accordance with the instructions referred to above.

          (2) Definitive Note to Definitive Note. If a holder of a Definitive Note wishes at any time to transfer such Definitive Note (or portion thereof) to a Person who is required to take delivery thereof in the form of a Definitive Note, such holder may, subject to the restrictions on transfer set forth herein and in such Definitive Note, cause the transfer of such Definitive Note (or any portion thereof in a Principal Amount at Maturity equal to an authorized denomination) to such transferee. Upon receipt by the Registrar of (A) such Definitive Note, duly endorsed as provided herein, (B) instructions from such holder directing the Trustee to authenticate and deliver one or more Definitive Notes of the same aggregate Principal Amount at Maturity as the Definitive Note (or portion thereof) to be transferred, such instruction to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Notes to be so issued and appropriate delivery instructions, (C) a certificate from the holder of the Definitive Note to be transferred in substantially the form of Exhibit B attached hereto, (D) a certificate substantially in the form of Exhibit C attached hereto given by the person acquiring the Definitive Notes (or portion thereof), to the effect set forth therein, and (E) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Definitive Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes in the appropriate aggregate Principal Amount at Maturity in accordance with the instructions referred to above and, if only a portion of a Definitive Note is transferred as aforesaid, concurrently therewith the Company shall execute and the Trustee shall authenticate and deliver to the transferor a Definitive Note in a Principal Amount at Maturity equal to the principal amount which has not been transferred. A holder of a Definitive Note may at any time exchange such Definitive Note for one or more Definitive Notes of other authorized denominations and in the same aggregate Principal Amount at Maturity and registered in the same name by delivering such Definitive Note, duly endorsed as provided herein, to the Trustee together with instructions directing the Trustee to authenticate and deliver one or more Definitive Notes in the same aggregate Principal Amount at Maturity and registered in the same name as the Definitive Note to be exchanged, and the Registrar thereupon shall cancel or caused to be canceled such Definitive Note and concurrently therewith the Company shall execute and the Trustee shall authenticate and deliver, one or more Definitive Notes in the same aggregate Principal Amount at Maturity and registered in the same name as the Definitive Note being exchanged.

          (3) Definitive Note to Global Note. If a holder of a Definitive Note wishes at any time to transfer such Definitive Note (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Definitive Note, such holder shall, subject to the restrictions on transfer set forth herein and in such Definitive Note and the rules of the Depositary, cause the exchange of such Definitive Note for a beneficial interest in a Global Note. Upon receipt by the Registrar of (A) such Definitive Note, duly endorsed as provided herein, (B) instructions from such holder directing the Trustee to increase the aggregate Principal Amount at Maturity of the Global Note deposited with the Depository or with the Trustee as custodian for the Depository by the same aggregate Principal Amount at Maturity as the Definitive Note to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depository that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (C) the assignment form on the back of the Definitive Note completed in full (certifying in effect that such transfer complies with Rule 144A or Regulation S under the Securities Act or is otherwise being made to a Person who is not required to take delivery of the Notes in the form of a Definitive Note) and (D) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee shall cancel or cause to be canceled such Definitive Note and concurrently therewith shall increase the aggregate Principal Amount at Maturity of the Global Note by the same aggregate Principal Amount at Maturity as the Definitive Note canceled.

          (4) Other Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.10 prior to the effectiveness of a Shelf Registration contemplated by and in accordance with the terms of the Registration Rights Agreement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (2) and (3) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may
be) and such other procedures as may from time to time be adopted by the Company.

          (b) Except in connection with a Shelf Registration contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, or if a request is made to remove such a Restrictive Notes Legend on Notes, the Notes so issued shall bear the Restricted Notes Legend, or a Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Company, that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Notes that do not bear the Restrictive Notes Legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Notes.

          (c) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

          (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.14. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

          SECTION 2.15. Legend on Restricted Notes. During the period beginning on May 22, 2003 and ending on the date two years from such date, any Note (including any Note issued in exchange therefor or in lieu thereof), shall be deemed a "Restricted Note" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Note in Exhibit A; provided, however, that the term "Restricted Note" shall not include any Note as to which restrictions have been terminated in accordance with the terms of this Indenture, including, without limitation, Section 2.13(b). All Notes shall bear the applicable legends set forth on the face of the form of Note in Exhibit A. Except as provided in Section 2.13, the Trustee shall not issue any unlegended Note until it has received an Officers' Certificate from the Company directing it to do so.

                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.01. Notices to Trustee. Beginning on May 22, 2008, the Company, at its option, may elect to redeem Notes in accordance with the provisions of this Indenture. If the Company elects to redeem Notes, it shall notify the Trustee in writing of the date of redemption (the "Redemption Date"), the Principal Amount at Maturity of Notes to be redeemed and the Redemption Price.

          The Company shall give each notice to the Trustee provided for in this Section at least 40 days but not more than 70 days before the Redemption Date. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled by the Company at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes held in definitive form are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis in accordance with the Principal Amount at Maturity. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes or portions thereof to be redeemed.

          If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price and the Conversion Rate;

          (3)  the name and address of the Paying Agent and Conversion Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (5) that Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

          (6) that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture;

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

          (7) if fewer than all the Outstanding Notes are to be redeemed, the certificate numbers and Principal Amount at Maturity of the particular Notes to be redeemed;

          (8) that, unless the Company defaults in making payment of such Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Original Issue Discount on Notes (or portions thereof) called for redemption, or interest (including cash interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any) will cease to accrue on and after the Redemption Date;

          (9)  the CUSIP number, if any, printed on the Notes being redeemed;
and

          (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed to the Holders, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or any of their respective Affiliates is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to
Article 11. If such money is held by the Company or a Subsidiary or any of their respective Affiliates in trust and is not required for such purpose it shall be discharged from such trust. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

          SECTION 3.07.  Purchase of Notes at Option of the Holder.

          (a) General. Any Note or Notes shall be purchased by the Company from the Holder thereof pursuant to the terms thereof as of May 22, 2008, May 22, 2013, May 22, 2018,

May 22, 2023, and May 22, 2028 (each, a "Purchase Date"), at the purchase price of $667.24 per $1,000 of Principal Amount at Maturity as of May 22, 2008, of $723.48 per $1,000 of Principal at Maturity as of May 22, 2013, of $784.46 per $1,000 of Principal at Maturity as of May 22, 2018, of $850.58 per $1,000 of Principal at Maturity as of May 22, 2023, and of $922.27 per $1,000 of Principal at Maturity as of May 22, 2028, (each, a "Purchase Price," as applicable) at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice"), substantially in the form of Exhibit D hereto, at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the Business Day prior to the Purchase Date stating:

               (A) the certificate number of the Note which the Holder will deliver to be purchased,

               (B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

               (C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Notes or in this Indenture, and

               (D) in the event the Company elects, pursuant to Section 3.07(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Shares, but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Shares is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.07(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

          (2) delivery of such Note to the Paying Agent for cancellation prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.07 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

          In addition to the Purchase Price set forth above, for any purchase of Notes pursuant to this Section 3.07, the Company shall pay accrued and unpaid cash interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any, due on the Notes.

          If a Holder, in such Holder's Purchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.07(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (D).

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.07, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Note.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.07(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b) Company's Right to Elect Manner of Payment of Purchase Price on Certain Purchase Dates. The Notes to be purchased pursuant to Section 3.07(a) will be paid for in Shares valued as set forth in Section 3.07(d), or, at the election of the Company, in cash or in any combination of cash and Shares, subject to the conditions set forth in Sections 3.07(c) and (d). The Company shall designate, in the Company's Notice delivered pursuant to Section 3.07(e), whether the Company will purchase the Notes for cash or Shares, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay in cash or Shares; provided that the Company shall pay cash for fractional Shares. For purposes of determining the existence of potential fractional Shares, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.07 shall receive the same percentage of cash or Shares in payment of the Purchase Price for such Notes, except (i) as provided in Section 3.07(d) with regard to the payment of cash in lieu of fractional Shares and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Shares because any necessary qualifications or registrations of the Shares under applicable state or foreign securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company's Notice to Holders except pursuant to this Section 3.07(b) or pursuant to Section 3.07(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Shares.

          If the Company elects to pay all or part of the Purchase Price on such Purchase Dates in Shares, the portion of accrued Original Issue Discount attributable to the period from the Issue Date through the Purchase Date and with respect to the surrendered Note and (except as provided in the Note) shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Shares (together with cash payment, if any, in lieu of fractional Shares) and cash, if any, in exchange for the Note being purchased pursuant to the terms hereof; and such cash and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount accrued through the Purchase Date and the balance, if any, of such cash and the fair market value of such Shares (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Note being purchased pursuant to the provisions hereof.

          (c) Purchase with Cash. At the option of the Company, the Purchase Price of Notes, in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes.

          (d) Payment by Issuance of Shares. If the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given, or a specified percentage thereof, is paid by the Company by the issuance of Shares, the number of Shares shall equal the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) 100% of the Market Price of a Share, subject to the next succeeding paragraph.

          The Company may not issue a fractional Share in payment of the Purchase Price. Instead the Company shall pay cash for the current market value of the fractional Share. The current market value of a fraction of a Share shall be determined, to the nearest 1/1,000th of a Share, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of Shares shall be based on the aggregate amount of Notes to be purchased.

          The Company's right to purchase the Notes pursuant to Section 3.07 through the issuance of Shares shall be conditioned upon:

          (i) the Company's not having given its Company's Notice of an election to pay entirely in cash and its giving of a timely Company's Notice of election to purchase all or a specified percentage of the Notes with Shares as provided herein;

          (ii) the listing of the Shares to be issued in respect of the payment of the Purchase Price on the principal United States National Notes Exchange on which the Shares are then listed or quoted;

          (iii) the registration of the Shares to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, if required; and

          (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

          The Company may pay the Purchase Price (or any portion thereof) in Shares on the Purchase Dates only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the relevant Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 3.07 through the issuance of Shares, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

          The "Market Price" means the average of the Sale Prices of the Shares for the five consecutive Trading Day period ending on the third Business Day prior to the applicable Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five consecutive Trading Day period and ending on such Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be, of any event described in Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections 11.09 and 11.10.

          The "Sale Price" of the Shares on any date means the closing per Share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions for the principal United States National Notes Exchange on which the Shares are then listed or quoted.

          (e) Notice. The Company's notice of whether it intends to pay the Purchase Price with cash or Shares or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided herein (the "Company's Notice"). The Company's Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company's Notice Date"). The Company's Notice shall state the manner of payment and shall contain the following information:

          In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Shares on the applicable Purchase Date, the Company's Notice shall:

          (1) state that each Holder will receive Shares in respect of the specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional Shares);

          (2) state that the total number of Shares to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Noteholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) 100% of the Market Price of a Share;

          (3)  set forth the method of calculating the Market Price of a Share;
and

          (4) state that because the Market Price of a Share will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of a Share to be received from the date such Market Price is determined to the Purchase Date.

          In any case, each Company's Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

          (i) the Purchase Price and the Conversion Rate applicable on the Company's Notice Date;

          (ii)   the name and address of the Paying Agent and the Conversion
     Agent;

          (iii) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iv) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

          (v) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (iv);

          (vi)   the procedures the Holder must follow to exercise rights under
     Section 3.07 and a brief description of those rights;

          (vii)  briefly, the conversion rights of the Notes;

          (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 3.07(a)(1)(D) or Section 3.09);

          (ix) that, unless the Company defaults in making payment of such Purchase Price, Original Issue Discount on Notes covered by any Purchase Notice, Contingent Cash Interest, if any, and Liquidated Damages, if any, will cease to accrue on and after the Purchase Date; and

          (x)    the CUSIP number of the Notes, if applicable.

          At the Company's request, the Trustee shall give such Company's Notice in the name of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company's Notice shall be prepared by the Company.

          (f) Covenants of the Company. All Shares delivered upon purchase of the Notes shall be newly issued Shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company shall use its best efforts to list or cause to have quoted any Shares to be issued to purchase Notes on each United States National Notes Exchange or automated over-the-counter trading market in the United States on which the Shares are then listed or quoted.

          (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.07(c) or for fractional interests, as applicable) or Shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 3.07. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Shares through its stock transfer agent, a certificate for the number of Shares issuable in payment of the Purchase Price. The Person in whose name the certificate for Shares is registered shall be treated as a holder of record of Shares on the Business Day following the Purchase Date. Subject to Section 3.07(d), no payment or adjustment will be made for dividends on any Shares delivered in payment of the Purchase Price the record date for which occurred on or prior to the Purchase Date.

          (h) Taxes. If a Holder is paid in Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          SECTION 3.08. Purchase of Notes at Option of the Holder upon Change in Control.

          (a) General. If on or prior to May 22, 2033 there shall have occurred a Change in Control, Notes shall be purchased by the Company, at a purchase price specified in the Notes (the "Change in Control Purchase Price"), as of a date that is not later than 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Change in Control Purchase Notice"), substantially in the form of Exhibit E hereto, at any time until the close of business on the Business Day prior to the Change in Control Purchase Date stating:

               (A) the certificate number of the Note or Notes which the Holder will deliver to be purchased,

               (B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof, and

               (C) that such Note shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

          (2) delivery of such Note to the Paying Agent for cancellation prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Note.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.08(a) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written notice of withdrawal thereof.

          A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur:

          (i) any Person (including its Affiliates and associates), other than the Company and its Subsidiaries, Affiliates and associates, or its or their employee benefit plans, files a Schedule TO (or any schedule, form or report under the Exchange Act) disclosing that such Person has become the direct or indirect beneficial owner of 50% or more of the voting power of the Company's Common Stock and other Capital Stock into which the Common Stock is reclassified or changed; or

          (ii) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which its Common Stock would be converted into cash, securities or other Property, in each case other than a share exchange, consolidation or merger of the Company, in which the holders of Common Stock immediately prior to the share exchange, consolidation or merger of the Company have, directly or indirectly, 50% or more of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

          (iii) there shall have been a sale, transfer or disposition of all or substantially all of the assets of the Company and its Subsidiaries taken together.

          (b) Purchase with Cash. On each Change in Control Purchase Date, the Change in Control Purchase Price of Notes in respect of which a Change in Control Purchase Notice pursuant to Section 3.08(a) has been given shall be paid by the Company with cash equal to the aggregate Change in Control Purchase Price of such Notes.

          (c) Notice of Change in Control. Within 15 days after the occurrence of a Change in Control, the Company shall mail notice of the Change in Control (the "Change in Control Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Change in Control Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Change in Control Purchase Date (the "Change in Control Notice Date"). The notice shall include a form of Change in Control Purchase Notice to be completed by the Noteholder and shall state:

          (1) briefly, the events causing a Change in Control and the date of such Change in Control;

          (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.08 must be given;

          (3)  the last day on which the holder may exercise its right under
Section 3.08;

          (4)  the Change in Control Purchase Price;

          (5)  the Change in Control Purchase Date;

          (6)  the name and address of the Paying Agent and the Conversion
Agent;

          (7) the Conversion Rate applicable on the Change in Control Notice Date and any adjustments to the Conversion Rate;

          (8) that Notes as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture; and

          (9) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08.

          At the Company's request, the Trustee shall give such Change in Control Notice in the name of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Change in Control Notice shall be prepared by the Company.

          (d) Procedure upon Purchase. The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Change in Control Purchase Price of all Notes to be purchased pursuant to this Section 3.08.

          SECTION 3.09. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase

Notice specified in Section 3.07(a) or Section 3.08(a), as applicable, the Holder of the Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Note. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or cash equivalents by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.07(a) or Section 3.08(a), as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.07(a) or Section 3.08(a), as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

          (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

          (2) the Principal Amount at Maturity of the Note with respect to which such notice of withdrawal is being submitted, and

          (3) the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Purchase Notice or Change in Control Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.07(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.07(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any Notes pursuant to Section 3.07 or
3.08 (other than through the issuance of Shares in payment of the Purchase Price), including cash in lieu of fractional shares if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes) and the Paying Agent shall promptly return to the respective Holders thereof any Notes

(x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          SECTION 3.10. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 11:00 a.m. (local time in the City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or any of their respective Affiliates is the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the cash portion of the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be, and shall instruct its stock transfer agent to deliver the number of Shares issuable in payment of the remaining portion of the aggregate Purchase Price. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or deliveries of Shares made pursuant to this Section.

          SECTION 3.11. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered which is not purchased.

          SECTION 3.12. Covenant to Comply With Notes Laws Upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under
Section 3.07 or 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

          SECTION 3.13. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the cash portion of the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or

Change in Control Purchase Date, as the case may be, then on the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01. Payment of Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments in respect of the Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Company shall pay all Liquidated Damages, if any, in the same manner and on the dates and amounts set forth in the Registration Rights Agreement.

          SECTION 4.02. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year, beginning at the end of calendar year 2008 (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the Outstanding Notes as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as the Company believes is then relevant under the Code.

          SECTION 4.03. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

          SECTION 4.04. Money for Note Payments to Be Held in Trust. If the Company, any Subsidiary or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes as described in Sections 3.05 and 3.10, such Paying Agent shall, at the times and on the dates specified in Sections 3.05 and 3.10, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the Redemption Price, Purchase Price or

Change of Control Purchase Price with respect to the Notes being redeemed or purchased, as the case may be, so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to 11:00 a.m. (New York time) on each due date of any redemption or purchase of the Notes, deposit with a Paying Agent a sum sufficient to pay such amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such payments and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

          SECTION 4.05. Corporate Existence. Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such corporate existence, rights or franchises if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 4.06. Maintenance of Property. The Company shall cause all Property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 4.07. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 4.08. Limitation on Sale and Leaseback Transactions. The Company will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company may enter into a Sale and Leaseback Transaction if:

          (a) after giving effect to such Sale and Leaseback Transaction, the aggregate outstanding amount of all Attributable Debt resulting from all Sale and Leaseback Transactions does not exceed the greater of $50.0 million or 15% of Consolidated Tangible Assets, determined in accordance with the Company's most recent published consolidated balance sheet in accordance with GAAP; or

          (b) the Company applies, within twelve months after the sale or transfer, an amount equal to the net proceeds of the assets sold pursuant to the Sale and Leaseback Transaction to the voluntary covenant defeasance or retirement of Indebtedness (other than Indebtedness that is held by the Company or Indebtedness of the Company that is subordinate in right of payment to the Notes), which amount will not be less than the fair value (in the opinion of an Officer of the Company) of such assets less an amount equal to the principal amount of such Indebtedness voluntarily defeased or retired by the Company within such twelve-month period.

          Notwithstanding the foregoing, no retirement referred to in clause (b) above may be effected by the payment at Maturity or pursuant to any mandatory sinking fund payment or mandatory payment provision.

          SECTION 4.09. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any asset owned or hereafter acquired securing Indebtedness without making effective provision to secure all the Notes then Outstanding by such Lien, equally and ratably with or, in the event that such other Indebtedness is subordinated in right of payment to the Notes, prior to any and all other such Indebtedness thereby secured, so long as such other Indebtedness is so secured, except that the foregoing restrictions shall not apply to (i) Permitted Liens, or (ii) other Liens, if after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens (other than Permitted Liens) shall not exceed the greater of $50,000,000 or 15% of Consolidated Tangible Assets determined in accordance with the Company's most recent published consolidated balance sheet prepared in accordance with GAAP.

          SECTION 4.10. Limitation on Stock Redemptions and Stock Repurchases. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any payments to redeem or repurchase any of the Company's or a Subsidiary's Capital Stock (a "Redemption Payment"), if at the time the Company or the Subsidiary makes such Redemption Payment:

          (a) a Default shall have occurred and be continuing (or would result from such Redemption Payment); and

          (b) the aggregate amount of such Redemption Payment and all other Redemption Payments since the date of the Indenture would exceed the sum of (i) $75.0 million, plus (ii) 75% of the Company's Consolidated Net Income from November 16, 1998 through the date of determination, plus (iii) any proceeds from the sale or issuance of shares of the Company's Capital Stock or securities convertible into shares of the Company's Capital Stock (other than an issuance or sale to a Subsidiary) and, without duplication, proceeds received upon the exercise of options, warrants and other rights to acquire shares of the Company's Capital Stock.

          Notwithstanding anything to the contrary contained in this Section 4.10, the Company and its Subsidiaries may (i) make any Redemption Payment if, pro forma for such Redemption Payment, the Funded Debt to EBITDA Ratio would have been equal to or less than 1.0; (ii) repurchase or otherwise acquire shares of, or options or warrants to purchase shares of, the Company's Capital Stock or any Subsidiary's Capital Stock from employees, former employees, directors or former directors of the Company or any Subsidiary (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements approved by the Board of Directors or the board of directors of any Subsidiary under which such individuals purchase or sell or are granted the option to purchase or sell shares of Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions described in this clause (ii) shall not exceed $5,000,000 in any calendar year; provided further, however, that such repurchases and other acquisitions described in this clause (ii) shall be excluded in the calculation of the amount of Redemption Payments; (iii) repurchase or otherwise acquire shares of the Company's Capital Stock solely in exchange for other shares of the Company's Capital Stock; provided, however, that such issuance of shares of the Company's Capital Stock shall not be included in the calculation of proceeds from the issuance of shares of the Company's Capital Stock in clause (b)(iii) above; provided further, however, that such repurchases and other acquisitions described in this clause (iii) shall be excluded in the calculation of the amount of Redemption Payments; or (iv) repurchase or otherwise acquire odd lots of the Company's Capital Stock.

          SECTION 4.11. Certificate as to Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (which on the date hereof is December 31) ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

          For the purposes of this Section 4.11, compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Company shall deliver written notice to the Trustee five days after any Officer of the Company has knowledge of the occurrence of any event which with the giving of notice or the lapse of time or both would become an Event of Default under Section 6.01(e).

                                    ARTICLE 5

              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

          SECTION 5.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not, directly or indirectly, consolidate with or merge into any other corporation or convey or transfer substantially all of its Property to any Person, unless:

          (a) Either: (1) the Company is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (b) The Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the obligations of the Company under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

          (c) Immediately after such transaction no Default or Event of Default exist.

          In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its wholly owned Subsidiaries.

          SECTION 5.02. Successor Corporation Substituted. Upon any consolidation with or merger by the Company into any other corporation, or any conveyance or transfer of the Property of the Company substantially as an entirety in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter the Company shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01. Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term "Event of Default," wherever used herein with respect to the Notes, shall mean any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the Company defaults in any payment of the Principal Amount at Maturity, Redemption Price, Purchase Price or Change in Control Purchase Price on the Notes when it becomes due and payable; or

          (b) the Company defaults in the payment of cash interest, if any, Contingent Cash Interest, if any, or Liquidated Damages, if any, on the Notes when such cash interest, Contingent Cash Interest or Liquidated Damages becomes due and payable, and such default continues for a period of 30 days; or

          (c) default in the performance, or breach, of any covenant or warranty of the Company in Article Four of this Indenture, and continuance of such Default or breach for a period of 30 days after there has been given a Notice of Default; or

          (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, including any indenture supplemental hereto, (other than a covenant or warranty, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such Default or breach for a period of 30 days after there has been given a Notice of Default; or

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is Guaranteed by the Company) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness which has been so accelerated aggregates in excess of $25,000,000, or its foreign currency equivalent, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days after notice; or

          (f) failure by the Company to pay final judgments aggregating in excess of $25,000,000 which judgments are not paid, discharged or stayed for a period of 60 days; or

          (g) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the Bankruptcy Code, or any other Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (h) the commencement by the Company of a voluntary case under the Bankruptcy Code, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          Notwithstanding anything to the contrary contained herein, the events specified in clauses (c) (d) or (f) above shall not constitute an Event of Default unless there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in Principal Amount at Maturity of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

          SECTION 6.02. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(g) or (h)) occurs and is continuing, then and in every such case, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Outstanding Notes may declare the Issue Price of and accrued Original Issue Discount, cash interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any, to the date of declaration on all such Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders). Upon such a declaration, such Issue Price, Original Issue Discount, accrued cash interest, accrued Contingent Cash Interest and Liquidated Damages shall be due and payable immediately.

          If an Event of Default specified in Section 6.01(g) or (h) occurs, the Issue Price of any accrued Original Issue Discount, cash interest, if any, accrued Contingent Cash Interest, if any, and Liquidated Damages, if any, to the occurrence of such event on all the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such amounts with respect to all Outstanding Notes and all other obligations of the Company under this Indenture and all of the Outstanding Notes (including obligations under Section 7.07), all of the Company's obligations under this Indenture and the Notes shall terminate.

          At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Principal Amount at Maturity of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Notes, other than the non-payment of any amounts due in respect of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

          No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price of or accrued Original Issue Discount , accrued cash interest, if any, accrued Contingent Cash Interest, if any, or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal Amount at Maturity of the Outstanding Notes by notice to the Trustee may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences except (i) a

Default in the payment of the Issue Price of, accrued Original Issue Discount, accrued cash interest, if any, accrued Contingent Cash Interest, if any, or Liquidated Damages, if any, with respect to the Notes, (ii) a Default arising from the failure to redeem, purchase or repurchase any Note when required pursuant to the terms of this Indenture, or (iii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in Principal Amount at Maturity of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would subject the Trustee to personal liability, unless the Trustee is offered indemnity reasonably satisfactory to it.

          SECTION 6.06. Limitation on Suits. Except as provided in Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder previously gave the Trustee written notice stating that an Event of Default is continuing,

          (2) the Holders of at least 25%, in Principal Amount at Maturity of the Outstanding Notes make a written request to the Trustee to pursue the remedy,

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense,

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and

          (5) the Holders of a majority in Principal Amount at Maturity of the Outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of each Holder of a Note to receive payment of the Issue Price of, accrued Original Issue Discount, accrued cash interest, if any, accrued Contingent Cash Interest, if any, on, and Liquidated Damages, if any, with respect to the Notes held by such Holder, on or after the Maturity of such Note, or to bring suit for the enforcement of any such payment on or after Maturity or the right to convert the Notes as provided herein, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid amounts (including cash interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any, to the extent lawful)) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Bankruptcy Code, relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such series of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the entire Principal Amount at Maturity and any other amounts owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

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

          SECOND: to Noteholders for amounts due and unpaid on any Notes for the Issue Price and accrued Original Issue Discount, cash interest, if any, and accrued Contingent Cash Interest, if any, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the Issue Price and accrued Original Issue Discount, cash interest, if any, accrued Contingent Cash Interest, if any, and Liquidated Damages, if any; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal Amount at Maturity of the Notes.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.01.  Certain Duties and Responsibilities.

          (a)  Except during the continuance of an Event of Default,

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his/her own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to any Notes in good faith in accordance with the direction of the Holders of a majority in the Principal Amount at Maturity of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 7.02.  Notice of Defaults.

          Within 90 days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders of such Notes, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (and premium, if any) or interest and Additional Interest, if any, on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default of the character specified in

Section 6.01(c) and 6.01(d), no notice of such Default to Holders as described therein shall be given until at least 30 and 60 days after the occurrence thereof, respectively.

          SECTION 7.03. Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry of investigation;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys reasonably acceptable to the Company and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          SECTION 7.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent makes any representations as to the validity or sufficiency of this Indenture or of any Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of any Notes or the proceeds thereof.

          SECTION 7.05. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, the Registrar or any other agent of the company, in its individual or any other capacity, may become the owner or pledgee of Notes, and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

          SECTION 7.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company.

          SECTION 7.07.  Compensation and Reimbursement. The Company agrees:

          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree to in writing, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

          (c) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, or measured or determined by, the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section 7.07, the Trustee shall have a lien prior to the Notes upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on the Notes.

          If the Trustee incurs expenses or renders services in connection with an Event of Default under Section 6.01(g) or Section 6.01(h), the Trustee's expenses (including reasonable attorneys' fees and expenses) and its compensation for such services, are intended to constitute expenses of administration under applicable Federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section 7.07 shall survive the termination of this Indenture and resignation or removal of the Trustee.

          SECTION 7.08.  Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 7.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be:

          (a) a corporation organized and doing business under the laws of the United States of America, any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, state, territorial or District of Columbia authority, or

          (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $150,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 7.10.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Noteholder Act (as defined in Section 15.07) of the Holders of a majority in Principal Amount at Maturity of the Outstanding Notes, delivered to the Trustee and to the Company. If any instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of notice of such removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 7.08 hereof after written request therefor by the Company or by any

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

Holder who has been a bona fide Holder of any Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

          (2) the Trustee shall cease to be eligible under Section 7.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder; or

          (3) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Bankruptcy Code, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

          (4) the Trustee shall commence a voluntary case under Bankruptcy Code, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (A) the company by a Board Resolution may remove the Trustee with respect to the Notes, or (B) subject to Section 6.11, any Holder who has been a bona fide Holder of any Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Noteholder Act of the Holders of a majority in Principal Amount at Maturity of all the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 7.11, become the successor Trustee and to that extent replace the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, subject to Section 6.11, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

          SECTION 7.11.  Acceptance of Appointment by Successor.

          (a) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such former Trustee hereunder, subject to its lien, if any, provided for in Section 7.07.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and under the Trust Indenture Act.

          SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

          SECTION 7.13. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

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

          SECTION 7.14. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Authenticating Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.14, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, it shall resign immediately in the manner and with the effect specified in this Section 7.14.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 7.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in this Section
7.14. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.14.

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

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.14.

          If an appointment with respect to any Notes is made pursuant to this
Section 7.14, such Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

          Dated:
                -----------------------
          BNY Midwest Trust Company

          By:
             --------------------------
          as Authenticating Agent

          By:
             --------------------------
          Authorized Signatory

                                    ARTICLE 8

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 8.01. Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee:

          (a) not less than ten days prior to any Redemption Date, Purchase Date, Change of Control Purchase Date and at Stated Maturity of the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of any Notes for which such payment date applies, as of the record date pertains to such payment date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee may be the Registrar for any of the Notes, no such list need be furnished with respect to such Notes.

          SECTION 8.02.  Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section
8.01 upon receipt of a new list so furnished.

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

          (b) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under any Notes.

          (c) Each Holder of any Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 8.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 8.01.

          SECTION 8.03.  Reports by the Trustee.

          (a) Within 60 days after May 22 of each year commencing with the year 2004, the Trustee shall transmit by mail to all Holders of Notes, as provided in Subsection (c) of this Section 8.03, a brief report dated as of such May 22 if and to the extent required under Section 313(a) of the Trust Indenture Act.

          (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

          (c) A copy of each such report shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the SEC and also with the Company. The Company shall promptly notify the Trustee of any stock exchange upon which any Notes are listed and of any delisting thereof.

          SECTION 8.04. Reports by the Company. The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company and any other obligor on any Notes shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                    ARTICLE 9

                             DISCHARGE OF INDENTURE

          SECTION 9.01. Discharge of Liability on Notes. This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

          (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) have been delivered to the Trustee for cancellation; or

          (2) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether at Stated Maturity or upon any Redemption Date, Change in Control Purchase Date, Purchase Date or Conversion Date, and the Company has deposited or caused to be deposited with the Trustee, the Paying Agent or the Conversion Agent, as applicable, as trust funds in trust an amount of money or cash equivalents sufficient to pay and discharge the entire Indebtedness evidenced by such Notes not theretofore delivered to the Trustee for cancellation; and

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company.

          Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.10, if money or cash equivalents shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 9.01, shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Section 7.07 shall survive. Notwithstanding clauses (a) and (b) above, the Company's and each Holder's obligations under Section 2.16 shall survive the satisfaction and discharge of the Indenture.

          SECTION 9.02. Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 9.01. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment to the Persons entitled thereto.

          SECTION 9.03. Repayment to Company. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money or cash equivalents held by them that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money or cash equivalents must look to the Company for payment as general creditors.

                                   ARTICLE 10

                             SUPPLEMENTAL INDENTURES

          SECTION 10.01. Supplemental Indentures Without Consent of Holders.

          Without the consent of any of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and contained in any Notes, including in accordance with Section 11.14; or

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

          (b) to add to the covenants and/or agreements of the Company for the protection or benefit of the Holders of the Notes; or

          (c)  to add any additional Events of Default; or

          (d) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

          (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.11(b); or

          (f)  to secure the Notes; or

          (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect; or

          (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

          SECTION 10.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount at Maturity of the Outstanding Notes which are affected by such indenture supplemental hereto, by Noteholder Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Outstanding Notes affected thereby:

          (1)  change the Stated Maturity of the Notes;

          (2) reduce the Principal Amount at Maturity, Issue Price, Redemption Price or Purchase Price (including Change in Control Purchase Price) on the Notes;

          (3) make any Note payable in money or cash equivalents other than that stated in such Note;

          (4) alter the manner of calculation or rate of accrual of Original Issue Discount or interest (including cash interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any) on the Notes or extend the time of payment of any interest of any such amount;

          (5) except as otherwise permitted or contemplated by Article Three or Article Eleven, (i) adversely affect the right to require the Company to purchase the Notes or (ii) adversely affect the right of any Holder to convert Notes;

          (6) reduce the percentage in aggregate Principal Amount at Maturity of the Outstanding Notes the consent of whose Holders is required to modify or amend this Indenture, or the consent of whose Holders is required to waive any past Default; or

          (7) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes.

          It shall not be necessary for the consent of the Holders of the Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

          SECTION 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Ten or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 10.04. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article Ten, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 10.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 10.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Outstanding Notes.

                                   ARTICLE 11

                                   CONVERSION

          SECTION 11.01. Conversion Privilege. A Holder of a Note may convert such Note into shares of Common Stock at any time prior to the close of business on May 22, 2033,

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

subject to the provisions of this Article 11 of the Notes. Upon determination that Holders are or will be entitled to convert their Notes into Common Stock in accordance with the Notes, the Company will issue a press release and publish such determination on the Company's website or through such other public medium as the Company may use at that time. The Note shall be convertible into a number of shares of Common Stock per $1,000 Principal Amount at Maturity of Notes equal to the Conversion Rate, in respect of the relevant Conversion Date, subject to adjustment upon the occurrence of certain events described in this Article and in accordance with the provisions of the Notes.

          A Holder may convert a portion of the Principal Amount at Maturity of a Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

          The Holders' rights to convert Notes into shares of Common Stock is subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock, subject to the last sentence of this paragraph. The amount of cash to be paid pursuant to Section 11.02 hereof for each $1,000 Principal Amount at Maturity of a Note upon conversion shall be equal to the average Sale Price of the Common Stock for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 3.03 hereof, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Note pursuant to the terms of this Article 11 (other than cash in lieu of fractional shares pursuant to Section 11.03 hereof) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Note shall be converted into Common Stock or cash pursuant to Section 3.03 hereof) and is continuing an Event of Default (other than a default in a cash payment upon conversion of such Note).

          Except as otherwise provided in this Article 11, a Holder of a Note may convert such Note into Shares at any time if one of the following conditions is satisfied.

          (a) After September 30, 2003, but prior to the Stated Maturity, a Holder may convert a Note into Shares if, as of the last day of the preceding calendar quarter, the Sale Price per Share on the principal national securities exchange on which the Shares are listed, for at least 20 Trading Days in any period of 30 consecutive Trading Days ending on the last trading day of such preceding calendar quarter, exceeds 120% of the Accreted Conversion Price per Share on that thirtieth Trading Day.

          (b) Through May 22, 2028, a Holder may convert a Note into Shares during the five Business Day period following any 10 consecutive Trading Day period in which the average of the trading prices for the Notes for that period was less than 105% of the Average Conversion Value for the Notes during that 10 consecutive Trading Day period;

          (c) A Holder may convert a Note into Shares if the Note has been called for redemption by the Company pursuant to Section 3.02 at any time prior to the close of business on the Business Day prior to the Redemption Date;

          (d) Prior to the Stated Maturity, a Holder may convert Notes into Shares during any period in which the respective credit ratings assigned to the Notes is Ba3 or lower by Moody's Investors Service, Inc. ("Moody's") or BB- or lower by Standard & Poor's, a division of the McGraw-Hill Companies ("Standard & Poor's"), the notes are no longer rated by either Moody's or Standard & Poor's, or the credit rating assigned to the notes has been suspended or withdrawn by either Moody's or Standard & Poor's.

          (e) Subject to the time limitations listed in the next paragraph, a Holder may convert Notes into Shares if (i) a distribution of Capital Stock referred to in Section 11.07 occurs or (ii) a distribution referred to in
Section 11.08 occurs.

          In the case of the foregoing clauses (e)(i) and (ii), the Company must notify the Holders at least 20 days prior to the date on which the Ex-Dividend Time lapses (the "Ex-Dividend Date") for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time, but prior to the Stated Maturity, until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place.

          In the event the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of the Company's assets, pursuant to which the Shares would be converted into cash, securities or other Property, a Holder of a Note may convert such Note at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction. After the effective date of such transaction, the right to convert a Note into Shares will be changed into a right to convert such Note into the kind and amount of cash, securities or other Property which the Holder would have received if such Holder had converted its Note immediately prior to the transaction. If such transaction also constitutes a Change in Control of the Company, the Holder will be able to require the Company to purchase all or a portion of such Holder's Notes.

          If the Note is being called for redemption as described in clause (c) above, the Holder may convert it at any time before the close of business on the Business Day immediately preceding the Redemption Date. A Note in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such Purchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

          Subject to the next preceding paragraph, the Company shall deliver through the Conversion Agent to Holders surrendering Notes as soon as practicable after the Conversion Date Shares issuable upon conversion of such Notes.

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

          A Holder may convert a portion of the Principal Amount at Maturity of a Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

          "Average Quoted Price" means the average of the Sale Prices of the Shares for the shorter of:

          (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the future issuance of rights, warrants or options or (b) the future distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not Trading Days), or

          (iii) the period, if any, (x) commencing on the later of (a) the date of this Indenture and (b) the date next succeeding the Ex-Dividend Time with respect to the next preceding issuance of rights, warrants or options or distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or 11.08 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not Trading Days).

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto), with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(1), (2), (3) or (5) applies, occurs during the period applicable for calculating Average Quoted Price pursuant to the definition in the preceding sentence, Average Quoted Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Shares during such period.

          "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Shares are then listed or quoted.

          The term "Trading Day(s)" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the Nasdaq National Market System, or if the applicable security is not quoted on the Nasdaq National Market System, on the principal other national or

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

regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the principal other market on which the applicable security is then traded.

          SECTION 11.02. Conversion Procedure. To convert a Note, a Holder must satisfy the requirements in the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Conversion Agent shall notify the Company of the Conversion Date within one Business Day following the Conversion Date. Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Trustee, written notice of whether such Note shall be converted into shares of Common Stock or paid in cash, unless the Company shall have previously delivered a notice of redemption pursuant to Section 3.03 hereof. If the Company shall have notified the Holder that all of such Note shall be converted into shares of Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03 hereof. Except as provided in the last sentence in the third paragraph of Section 11.01 hereof, if the Company shall have notified the Holder that all or a portion of such Note shall be paid in cash, the Company shall deliver to the Holder surrendering such Note the amount of cash payable with respect to such Note no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03 hereof. Except as provided in the last sentence in the third paragraph of Section 11.01 hereof, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Note once the Company has notified the Holder in accordance with this paragraph. If shares of Common Stock are delivered as consideration, then the person in whose name the certificate representing such shares are registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 11. On conversion of a Note, that portion of accrued Original Issue Discount, cash interest, if any, Contingent Cash Interest, if any, attributable to the period from the Issue Date of the Note through but not including the Conversion Date, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof

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

(except to the extent that semiannual and Contingent Cash Interest are paid in cash as provided in the Notes); and such cash, if any, and/or the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered, to the extent thereof, first in exchange for accrued Original Issue Discount, cash interest, if any, or Contingent Cash Interest, if any, accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment in lieu of fractional shares) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued cash interest, as of such date, will be payable upon conversion of Notes made concurrently with or after acceleration of Notes following an Event of Default.

          If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Notes converted.

          If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

          Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

          SECTION 11.03. Fractional Shares. The Company will not issue a fractional Share upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional Share. The current market value of a fractional Share shall be determined, to the nearest 1/1,000th of a Share, by multiplying the last reported Sale Price on the last Trading Day prior to the Conversion Date by the fractional amount and rounding the product to the nearest whole cent. If the Holder converts more than one Note at the same time, the amount of cash paid for the current market value of the fractional Share upon the conversion shall be based on the total Principal Amount at Maturity of the Notes converted.

          SECTION 11.04. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the Shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Shares being issued in a name other than the Holder's name until the Conversion Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          SECTION 11.05. Company to Provide Stock. The Company shall, prior to issuance of any Shares under this Article 11, and from time to time as may be necessary, reserve out of their authorized but unissued or treasury shares a sufficient number of Shares to permit the conversion of the Notes.

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

          All Shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

          The Company and the Trustee shall endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of Shares upon conversion of Notes, if any, including the addition of any and all restrictive legends that are required to appear on the face of the shares, and shall list or cause to have quoted such Shares on each United States National Notes Exchange or in the automated over-the-counter market in the United States on which the shares are then listed or quoted.

          SECTION 11.06. Adjustment for Change In Capital Stock. If, after the Issue Date of the Notes, the Company:

          (1) subdivides its outstanding Shares (or any component of the Shares) into a greater number of Shares;

          (2)  combines its outstanding Shares into a smaller number of Shares;

          (3) pays a dividend or makes a distribution on its shares payable in shares of its Capital Stock (other than Shares or rights, warrants or options for its Capital Stock); and

          (4) issues by reclassification of its Shares (or any component of the Shares) any Shares (other than rights, warrants or options for its Capital Stock),

then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of Shares and/or Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the
Note into Shares immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Note upon conversion of such Note may receive Shares of two or more classes of Capital Stock, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this
Article 11 with respect to the Shares, on terms comparable to those applicable to Shares in this Article 11.

          SECTION 11.07. Adjustment for Rights Issue . If, after the Issue Date of the Notes, the Company distributes any rights, warrants or options to all holders of Shares entitling them, for a period expiring within 60 days after the record date for such distribution, to subscribe for or purchase Shares at a price per Share less than the Market Price as of the Time of Determination, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.07, in accordance with the formula

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                                            R x (O + N)
                                    R' = ----------------
                                         O + ((N x P) / M)

where:

          R'= the adjusted Conversion Rate.

          R = the current Conversion Rate.

          O = the number of Shares outstanding on the record date for the distribution to which this Section 11.07 is being applied.

          N = the number of additional Shares offered pursuant to the distribution.

          P = the exercise price per share of such rights, warrants or options.

          M = the Average Quoted Price.

          The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all the Shares subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Shares issued upon the exercise of such rights, warrants or options.

          No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

          SECTION 11.08. Adjustment for Other Distributions. If, after the
Issue Date of the Notes, the Company distributes to all holders of Shares any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07 and (y) cash dividends or other cash distributions that are paid out of current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08, in accordance with the formula:

                                         R x M
                                    R' = -----
                                         M - F

where:

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

          R'= the adjusted Conversion Rate.

          R = the current Conversion Rate.

          M = the Average Quoted Price.

          F = the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the assets or securities or rights, warrants or options to be distributed in respect of each Share in the distribution to which this Section 11.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

          For purposes of this Section 11.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Shares the amount of which, together with any cash dividends paid in the preceding year period, exceeds on a per share basis 10% of the Sale Price of the Shares on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to the aggregate amount of such cash dividends for the one year period. In making the determinations required above, the amount of cash dividends paid on a per Share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

          In the event that, with respect to any distribution to which this
Section 11.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 11.08 shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

          SECTION 11.09. When Adjustment May Be Deferred or Not Made. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

          All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

          SECTION 11.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Noteholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to

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

be fair and appropriate in light of the basis and notice on which holders of Shares participate in the transaction. Such participation by Noteholders may include participation upon conversion provided that an adjustment shall be made at such time as the Noteholders are no longer entitled to participate.

          No adjustment need be made for rights to purchase Shares pursuant to an Company plan for reinvestment of dividends or interest.

          Unless otherwise required by a provision of this Article 11, no adjustment need be made for a change in the par value or no par value of the Common Stock.

          To the extent the Notes become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          No adjustment need be made for a change in the par value or no par value of the Shares and for accrued Original Issue Discount.

          SECTION 11.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders by first-class mail a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Noteholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          SECTION 11.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Noteholders by first-class mail and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07 or 11.08.

          SECTION 11.13. Notice of Certain Transactions. If:

          (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08 (unless no adjustment is to occur pursuant to Section 11.10), or

          (2)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Noteholders by first-class mail and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution. The

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Company shall file and mail the notice at least 20 days before such date.
Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          SECTION 11.14. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a transaction in which the Company is the surviving corporation) or a binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the surviving corporation, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange, conveyance, transfer or lease if such Holder had converted the Note into Shares immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction;
(ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall include provisions for adjustments which shall be as nearly equivalent as may be practical to the provisions for adjustments included in this Article 11. The surviving corporation shall mail to Noteholders a notice briefly describing the supplemental indenture.

          In the event of a transaction subject to the last sentence of Section
5.01 in which the predecessor Company is not the Successor Company, the Notes shall remain convertible into Shares in accordance with this Article 11.

          If this Section 11.14 applies, neither Section 11.06 nor Section 11.07 applies.

          If the Company makes a distribution to all holders of Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of
Section 11.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Shares entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Shares into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note into Shares immediately prior to the record date for determining the holders of Shares entitled to receive the distribution.

          SECTION 11.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive in the absence of manifest error.

          SECTION 11.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or

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

what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article 11. Each Conversion Agent shall have the same protection under this Section 11.16 as the Trustee.

          SECTION 11.17. Simultaneous Adjustments. In the event that this
Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

          SECTION 11.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

          SECTION 11.19. Rights Issued in Respect of Shares Issued Upon Conversion. Each Share issued upon conversion of Notes pursuant to this Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each Share issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Article 11, there shall not be any adjustment to the Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

          SECTION 11.20. Restriction on Shares Issued Upon Conversion. Shares to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration shall be physically delivered in certificated form to the holders converting such Notes and the certificate representing such Shares shall bear a legend substantially to the following effect:

          "THE NOTE EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR
(7) OF REGULATION D UNDER THE

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

SECURITIES ACT) (AN "IAI"), AND (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
(ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (iv) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (v) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vi) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

unless removed in accordance with Section 11.20(b).

          (a) If (i) Shares to be issued upon conversion of a Note prior to the effectiveness of a Shelf Registration are to be registered in a name other than that of the Holder of such Note or (ii) Shares represented by a certificate bearing the above legend are transferred subsequently by such Holder, then, unless the Shelf Registration has become effective and such Shares are being transferred pursuant to the Shelf Registration, the holder must deliver to the transfer agent for the Shares a certificate in substantially the form of Exhibit F as to compliance with the restrictions on transfer applicable to such Shares and neither the transfer agent nor the registrar for the Shares shall be required to register any transfer of such Shares not so accompanied by a properly completed certificate.

          (b) Except in connection with a Shelf Registration, if certificates representing Shares are issued upon the registration of transfer, exchange or replacement of any other certificate representing Shares bearing the above legend, or if a request is made to remove such legend from certificates representing Shares, the certificates so issued shall bear the above legend, or the above legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Shares are securities that are not "restricted"

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

within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Shares to countersign and deliver certificates representing Shares that do not bear the legend.

                                   ARTICLE 12

                              PAYMENT OF INTEREST

          SECTION 12.01. Interest Payment. Cash or Contingent Cash Interest on any Note that is payable in cash, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that
Note is registered at the close of business on the record date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of cash interest or Contingent Cash Interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Record Date or accrual date, as the case may be, or, if no such instructions have been received, by check mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Note, cash interest or Contingent Cash Interest, payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

          SECTION 12.02. Defaulted Interest. Except as otherwise specified with respect to the Notes, cash interest or Contingent Cash Interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with the Notes), shall be paid by the Company, at its election in each case (x) to the Holder as of Special Record Date, as determined in accordance with clause (a) below, or (y) in the manner set forth in clause (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on

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

the list of Noteholders maintained pursuant to Section 8.02 hereof not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b) of this
Section 12.02.

          (b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          SECTION 12.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 12 and Section 2.07 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to semiannual cash and Contingent Cash Interest, if any, accrued and unpaid, and to accrue, which were carried by such other Note.

                                   ARTICLE 13

                            CONTINGENT CASH INTEREST

          SECTION 13.01. Contingent Cash Interest. The Company shall make Contingent Cash Interest payments to the Holders of Notes, as set forth in
Section 13.02 below, during any six month period from May 23 to November 22 and from November 23 to May 22, beginning with the six-month period commencing after May 22, 2008 (each, a "Semiannual Period") if, but only if, the Average Note Market Price for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period equals 120% or more of the Relevant Value of such Note. During any Semiannual Period when Contingent Cash Interest is payable pursuant to this section, each Contingent Cash Interest payment due and payable on each $1,000 Principal Amount at Maturity shall be calculated for the applicable Semiannual Period, and in each instance shall equal the annual rate of 0.30% of the Average Note Market Price for the five Trading Day measuring period. Contingent Cash Interest shall be calculated on the basis of a 360-day year of twelve 30 day months.

          As used in this Article 13, "Relevant Value" means the sum of the Issue Price, the accrued Original Issue Discount and accrued and unpaid cash interest, if any, on such Note to the day immediately preceding the first day of the applicable Semiannual Period. "Average Security Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity of Notes obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount at Maturity of Notes at approximately 4:00 p.m., New York City time, on such determination date from two unaffiliated securities dealers selected by the Company; provided, however, that if (a) at least two such bids are not obtained by the Bid Solicitation Agent or
(b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Average Security Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 11.06,
11.07 or 11.08 hereof (subject to the conditions set forth in Sections 11.08 and 11.10 hereof).

          The Original Issue Discount of the Notes will continue to accrue whether or not Contingent Cash Interest payments are made.

          SECTION 13.02. Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved. If payable, Contingent Cash Interest on a Note shall be paid to the Person who is the Holder of that Note on the 15th day preceding the last day of such Semiannual Period (the "Contingent Cash Interest Record Date"). Such payments shall be paid on the last day of the Semiannual Period (in each case, a "Contingent Cash Interest Payment Date"). Each payment of Contingent Cash Interest on any Note shall be paid in the same-day funds by transfer to an account maintained by the payee located inside the United States. Interest payable on any Contingent Cash Interest Payment Date will be paid to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

          Upon determination that Holders of Notes will be entitled to receive Contingent Cash Interest during a Semiannual Period, prior to the start of such Semiannual Period, the Company will issue a press release and publish such information on its website or through such other public medium as the Company may use at the time.

          The Company may unilaterally increase the amount of Contingent Cash Interest it is required to pay or pay interest or other amounts it is not obligated to pay but will have no obligation to do so.

          SECTION 13.03. Bid Solicitation Agent. The Bid Solicitation Agent shall solicit bids from securities dealers which the Company indicates that it believes are willing to bid for the Notes. The Company initially appoints the Trustee to act as the Bid Solicitation Agent. The Company may change the Bid Solicitation Agent at its discretion; provided, however, that the Bid Solicitation Agent may not be an Affiliate of the Company.

                                   ARTICLE 14

                                   TAX MATTERS

          SECTION 14.01. Tax Treatment. The parties hereto hereby agree, and each Holder and any beneficial holder of a Note by its purchase of a Note hereby agrees (in the absence of administrative pronouncement or judicial ruling to the contrary):

          (a) to treat the Notes as Indebtedness of the Company for all United States federal income tax purposes;

          (b) to treat the Notes as debt instruments that are subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Debt Regulations"); and

          (c) to treat any payment to and receipt by a Holder of Common Stock upon conversion of a Note, or upon a purchase by the Company at the option of the Holder of a Note where the Company elects to pay in Common Stock, as a contingent payment under the Contingent Debt Regulations.

          Notwithstanding any other provision of this Indenture, from the commencement of discussions with respect to the transactions contemplated hereby, each party (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code, and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and the ability of the Company, its subsidiaries and their respective representatives, affiliates, employees, officers, directors or other agents to consult any tax advisor, including an independent tax advisor, regarding the tax treatment or tax structure of the transactions hereunder (and any transactions related thereto) shall not be restricted or limited in any manner.

          SECTION 14.02. Comparable Yield and Projected Payment Schedule. Solely for purposes of applying the Contingent Debt Regulations to the Notes:

          (a) for United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as tax original issue discount ("Tax Original Issue Discount") according to the "noncontingent bond method," as set forth in Treas. Reg. Sec. 1.1275-4(b) using a comparable yield of 6.48%, compounded semiannually, and the projected payment schedule attached as Exhibit G to this Indenture;

          (b) the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount that the Company determines to be relevant under the Code, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and

          (c) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Note, by its purchase of a Note shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed rate, nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes, (ii) the projected payment schedule is determined on the basis of an assumption of linear growth of stock price and a constant growth in dividend yield, (iii) the comparable yield and the projected payment schedule are not provided for any purpose other than the application of the Contingent Debt Regulations to the Notes and do not constitute a projection or representation regarding the actual amounts payable on the Notes.

          A Holder of Notes may obtain the comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152, Attention: General Counsel.

                                   ARTICLE 15

                                  MISCELLANEOUS

          SECTION 15.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

          SECTION 15.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

     If to the Company:

          Valassis Communications, Inc.
          19975 Victor Parkway
          Livonia, Michigan 48152
          Telecopy No.:  (734) 591-4462
          Attention:  General Counsel

     with a copy of any notice given pursuant to Article 6 hereof to:

          McDermott, Will & Emery
          50 Rockefeller Plaza
          New York, NY  10020-1605
          Telecopy No.:  (212) 547-5444
          Attention:  Amy S. Leder

     If to the Trustee for payment, registration of transfer and exchange of the
Notes:

          BNY Midwest Trust Company
          2 North La Salle Street
          Suite 1020
          Chicago, IL 60602
          Telecopy No.:  (312) 827-8542
          Attention: Corporate Trust Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notices to the Trustee shall be effective only upon receipt.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 15.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

          SECTION 15.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate of the Company in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          SECTION 15.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he/she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 15.06. When Notes Disregarded. In determining whether the Holders of the required Principal Amount at Maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the

Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

          SECTION 15.07. Acts of Holders

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Noteholder Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any manner which the Trustee deems sufficient.

          (c)  The ownership of Notes shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Noteholder Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. If a record date is fixed, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

          SECTION 15.08. Rules by Trustee, Paying Agent and Registrar. In addition to the guidelines set forth herein, the Trustee may make reasonable rules for action by or a meeting

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

of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 15.09. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 15.10. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          SECTION 15.11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

          SECTION 15.12. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 15.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture.

          SECTION 15.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 15.15. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

                     [Rest of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        VALASSIS COMMUNICATIONS, INC.


                                        By:        /s/  Barry P. Hoffman
                                           -------------------------------------
                                                    Barry P. Hoffman
                                            Secretary, Executive Vice President
                                                  and General Counsel


                                        BNY MIDWEST TRUST COMPANY
                                        as Trustee


                                        By:        /s/  Roxane Ellwanger
                                           -------------------------------------
                                                    Roxane Ellwanger
                                                Assistant Vice President

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]

     FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; THE ISSUE DATE IS MAY 22, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. UNDER SUCH REGULATIONS, THE COMPARABLE YIELD OF THIS SECURITY IS 6.48% (WHICH WILL BE TREATED AS THE YIELD FOR UNITED STATES FEDERAL INCOME TAX PURPOSES), COMPOUNDED SEMIANNUALLY. [THE YIELD FOR ACCRUING ORIGINAL ISSUE DISCOUNT FOR NON-TAX PURPOSES IS 1.625%, COMPOUNDED SEMIANNUALLY.

     THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THE NOTE, EACH BENEFICIAL OWNER OF ALL OR ANY PORTION OF THE NOTE EVIDENCED HEREBY WILL BE DEEMED TO HAVE AGREED (IN THE ABSENCE OF ADMINISTRATIVE PRONOUNCEMENT OR JUDICIAL RULING TO THE CONTRARY), TO TREAT THE NOTE AS INDEBTEDNESS OF THE COMPANY FOR ALL UNITED STATES FEDERAL INCOME TAX PURPOSES AND AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT DEBT REGULATIONS"), AND TO TREAT ANY PAYMENT TO, AND RECEIPT BY, A HOLDER OF COMMON STOCK UPON CONVERSION OF THE NOTE WHERE THE COMPANY ELECTS TO PAY IN COMMON STOCK AS A CONTINGENT PAYMENT UNDER THE CONTINGENT DEBT REGULATIONS. FOR PURPOSES OF APPLYING THE CONTINGENT DEBT REGULATIONS, (A) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THE COMPANY SHALL ACCRUE INTEREST WITH RESPECT TO THE NOTE AS TAX ORIGINAL ISSUE DISCOUNT USING A "COMPARABLE YIELD," WHICH FOR THIS NOTE IS 6.48%, AND IN ACCORDANCE WITH THE "PROJECTED PAYMENT SCHEDULE," WHICH IS ATTACHED AS EXHIBIT G TO THE INDENTURE, (B) THE COMPANY SHALL FILE WITH THE TRUSTEE PROMPTLY AT THE END OF EACH CALENDAR YEAR (1) A WRITTEN NOTICE SPECIFYING THE AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (INCLUDING DAILY RATES AND ACCRUAL PERIODS) ACCRUED ON THE
NOTE IF OUTSTANDING AS OF THE END OF SUCH YEAR AND (2) SUCH OTHER SPECIFIC INFORMATION RELATING TO SUCH TAX ORIGINAL ISSUE DISCOUNT THAT THE COMPANY DETERMINES TO BE RELEVANT UNDER THE CODE, AND (C) THE COMPANY ACKNOWLEDGES AND AGREES, AND EACH HOLDER AND ANY BENEFICIAL HOLDER OF THE NOTE, BY ITS PURCHASE OF THE NOTE SHALL BE DEEMED TO ACKNOWLEDGE AND AGREE, THAT (1) THE COMPARABLE YIELD MEANS THE ANNUAL YIELD THE COMPANY WOULD PAY, AS OF THE ISSUE DATE, ON A FIXED RATE, NONCONVERTIBLE DEBT SECURITY WITH NO CONTINGENT PAYMENTS, BUT WITH TERMS AND CONDITIONS OTHERWISE COMPARABLE TO THOSE OF THE NOTE, (2) THE PROJECTED PAYMENT SCHEDULE IS DETERMINED ON THE BASIS OF AN

ASSUMPTION OF LINEAR GROWTH OF STOCK PRICE AND A CONSTANT GROWTH IN DIVIDEND YIELD, AND (3) THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED FOR ANY PURPOSE OTHER THAN THE APPLICATION OF THE CONTINGENT DEBT REGULATIONS TO THE NOTE AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE NOTE. A HOLDER OF THIS NOTE MAY ALSO OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST TO THE ISSUER AT VALASSIS COMMUNICATIONS, INC., 19975 VICTOR PARKWAY, LIVONIA, MICHIGAN 48152, ATTENTION: GENERAL COUNSEL.

[THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), AND (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (iv) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (v) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vi) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

     [THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 22, 2003, ENTERED INTO BY THE ISSUER AND THE INITIAL PURCHASER FOR THE BENEFIT OF CERTAIN HOLDERS FROM TIME TO TIME OF SECURITIES.]

     [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                          VALASSIS COMMUNICATIONS, INC.

                        Senior Convertible Notes due 2033

CUSIP No. 918866AJ3                     $239,794,000 Principal Amount at
                                        Maturity

Issue Date: May 22, 2003                Original Issue Discount: $332.76
Issue Price: $667.24 (for each $1,000   (for each $1,000 Principal Amount at
Principal Amount at Maturity)           Maturity)

     Valassis Communications, Inc., a Delaware corporation (herein called the "Issuer" or the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or its registered assigns, the Principal Amount at Maturity set forth above [INCLUDE IF NOTE IS A GLOBAL NOTE -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on May 22, 2033.

     This Note shall not bear periodic interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        VALASSIS COMMUNICATIONS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

BNY Midwest Trust Company, as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:
   -------------------------------------
           Authorized Signatory

Date of authentication:

                         [FORM OF REVERSE SIDE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Convertible Notes due 2033, limited in aggregate Principal Amount at Maturity to $239,794,000 (herein called the "Notes"), issued and to be issued under an Indenture, dated as of May 22, 2003 (herein called the "Indenture"), between the Company and BNY Midwest Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, of the terms upon which the Notes are, and are to be, authenticated and delivered and for the definitions of capitalized terms used but not defined in this Note.

     Interest - The Company promises to pay interest in cash on the Principal Amount at Maturity of this Note at a rate per annum of 1.0843%, computed semiannually, beginning on November 22, 2003 through May 22, 2008. During such period, the Company will pay cash interest semiannually in arrears on May 22 and November 22 of each year (each an "Interest Payment Date") to Holders of record at the close of business or 5:00 pm New York time, as applicable, on each May 7 and November 7 (whether or not a Business Day)(each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Note.

     If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price, upon the date set for payment of a Purchase Price or Change in Control Purchase Price or upon the Stated Maturity of this Note), if Cash Interest, if any, due hereon or any portion of such cash interest is not paid when due in accordance with the paragraph entitled Interest hereof, or if Contingent Cash Interest, if any, due hereon or any portion of such Contingent Cash Interest is not paid when due in accordance with the paragraph entitled Contingent Cash Interest hereof, then in each such case the overdue amount shall bear interest at the rate of 1.625% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount or Cash Interest.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding, shall accrue at 1.625% per annum beginning on May 22, 2008, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Note. Original Issue Discount shall cease to accrue on the earlier of (a) the date on which the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity becomes due and payable and (b) any Redemption Date, Conversion Date, Change in Control Purchase Date, Purchase

Date or other date on which such Original Issue Discount shall cease to accrue in accordance with Section 2.09 of the Indenture.

     Method of Payment - Holders must surrender Notes to the Paying Agent to collect all payments in respect of the Notes, except for any Liquidated Damages payable pursuant to the Registration Rights Agreement and any Contingent Cash Interest. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts in the manner described in the Indenture.

     Contingent Cash Interest - Subject to the accrual and record date provisions specified in this paragraph, the Company shall pay contingent cash interest ("Contingent Cash Interest") to the Holders during any six-month period (a "Contingent Cash Interest Period") from May 23 to November 22 and from November 23 to May 22, commencing the period beginning May 23, 2008, if the average Security Market Price for the five Trading Days ending on the third Trading Day immediately preceding the relevant Contingent Cash Interest Period equals 120% or more of the sum of the Issue Price of a Note, accrued Original Issue Discount and accrued cash interest, if any, for a Note to the day immediately preceding the relevant six-month period.

     The amount of Contingent Cash Interest payable per Note in respect of any Contingent Cash Interest Period shall equal an annual rate of 0.30% of the Average Market Price of a note for the five Trading Day measuring period.

     Contingent Cash Interest, if any, will accrue and be payable to Holders as of the 15th day preceding the last day of the relevant Contingent Cash Interest Period. Such payments shall be paid on the 15th day after the relevant Contingent Cash Interest Period. Original Issue Discount will continue to accrue at 1.625% per annum whether or not Contingent Cash Interest is paid.

     "Security Market Price" means, as of any date of determination, the average of the secondary market bid quotations per Note obtained by the Bid Solicitation Agent for $5 million Principal Amount at Maturity at approximately 4:00 p.m. (New York City time) on such determination date from two recognized securities dealers in the City of New York (none of which shall be an Affiliate of the Company) selected by the Company and communicated to the Bid Solicitation Agent; provided, however, if (a) two such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Security Market Price of the Notes for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 11.06, 11.07 or 11.08 (subject to the conditions set forth in Sections 11.09 and 11.10) of the Indenture.

     Upon determination that Holders will be entitled to receive Contingent Cash Interest which may become payable during a Contingent Cash Interest Period, on or prior to the first day of such Contingent Cash Interest Period, the Company shall issue a press release and publish such information on its web site at www.valassis.com or through such other public medium as the Company may from time to time utilize.

     Redemption at the Option of the Company - No sinking fund is provided for the Notes. On or after May 22, 2008, the Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a Redemption Price equal to the Issue Price plus the accrued Original Issue Discount and accrued cash interest, if any, to the Redemption Date as set forth in the next paragraph.

     The table below shows redemption prices (each a "Redemption Price") of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices equal the Issue Price plus accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

----------------------------------------------------------------------
                                          Accrued
                                          Original
                           Issue       Issue Discount     Redemption
       Date                Price          at 1.625%          Price
----------------------------------------------------------------------
   May 22, 2008       $       667.24   $         0.00   $       667.24
   May 22, 2009               667.24            10.89           678.13
   May 22, 2010               667.24            21.95           689.19
   May 22, 2011               667.24            33.20           700.44
   May 22, 2012               667.24            44.62           711.86
   May 22, 2013               667.24            56.24           723.48
   May 22, 2014               667.24            68.04           735.28
   May 22, 2015               667.24            80.04           747.28
   May 22, 2016               667.24            92.23           759.47
   May 22, 2017               667.24           104.62           771.86
   May 22, 2018               667.24           117.22           784.46
   May 22, 2019               667.24           130.02           797.26
   May 22, 2020               667.24           143.02           810.26
   May 22, 2021               667.24           156.24           823.48
   May 22, 2022               667.24           169.68           836.92
   May 22, 2023               667.24           183.34           850.58
   May 22, 2024               667.24           197.21           864.45
   May 22, 2025               667.24           211.32           878.56
   May 22, 2026               667.24           225.65           892.89
   May 22, 2027               667.24           240.22           907.46
   May 22, 2028               667.24           255.03           922.27
   May 22, 2029               667.24           270.07           937.31
   May 22, 2030               667.24           285.37           952.61
   May 22, 2031               667.24           300.91           968.15
   May 22, 2032               667.24           316.71           983.95
At stated maturity.           667.24           332.76         1,000.00

     In addition to the Redemption Price payable with respect to all Notes or portions thereof to be redeemed as of a Redemption Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Cash Interest, if any, and, Liquidated Damages, if any, with respect thereto, which Contingent Cash Interest and Liquidated Damages shall be paid in cash on the Redemption Date, as the case may be.

     Purchase By the Company at the Option of the Holder - Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

                    Purchase
Purchase Date        Price
-------------       --------

May 22, 2008        $ 667.24
May 22, 2013        $ 723.48
May 22, 2018        $ 784.46
May 22, 2023        $ 850.58
May 22, 2028        $ 922.27

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Notes if a Change in Control occurs at any time on or prior to May 22, 2033 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

     In addition to the Purchase Price and Change in Control Purchase Price, as the case may be, payable with respect to all Notes or portions thereof to be purchased as of the Purchase Date and the Change in Control Purchase Date, as the case may be, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid Cash Interest, if any, accrued and unpaid Contingent Cash Interest, if any, and Liquidated Damages, if any, with respect thereto, which Cash Interest, Liquidated Damages and Contingent Cash Interest shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be, and the time of delivery of such Notes to the Paying Agent pursuant to the Indenture.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash and/or shares sufficient to pay the Purchase Price or cash sufficient to pay the Change in Control Purchase Price, as the case may be, of, together with accrued and unpaid Contingent Cash Interest, if any, and Liquidated Damages, if any, with respect to, all Notes or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, are deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and accrued and unpaid Cash Interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid Cash Interest, if any, accrued and unpaid Contingent Cash Interest, if any, and Liquidated Damages, if any, upon surrender of such Note).

     Ranking - The Notes shall be senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company's existing and future senior unsecured indebtedness.

     Conversion - A Holder of a Note may convert it into Shares in accordance with the terms and conditions set forth in Article 11 of the Indenture.

     The Base Conversion Rate is 15.1627 Shares per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share. The Conversion Rate may be adjusted as provided in the Indenture. The Incremental Share Factor is 9.8556 shares of Common Stock, subject to the same proportional adjustment as the Base Conversion Rate.

     To convert a Global Note, a Holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program. To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent for cancellation, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay all funds required, if any, relating to Cash Interest, if any, Contingent Cash Interest, if any, and Liquidated Damages, if any, on the Note to be converted for which the Holder is not entitled and pay any transfer or similar tax, if required.

     A Holder may convert a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on, or other distributions with respect to, any Shares except as provided in the Indenture. On conversion of a Note, that portion of accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date with respect to the converted Note and (except as provided below) accrued Cash Interest, if any, accrued Contingent Cash Interest, if any, and Liquidated Damages, if any, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Shares (together with the cash payment, if any, in lieu of fractional Shares) in exchange for the Note being converted pursuant to the terms hereof; and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount and accrued Cash Interest, if any, accrued Contingent Cash Interest accrued through the Conversion Date, if any, and Liquidated Damages, if any, and the balance, if any, of the fair market value of such Shares shall be treated as delivered in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of its assets as, or substantially as, an entirety, or upon certain distributions described in the Indenture, the right to convert a
Note into Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

     [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

     [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Note, the Company shall promptly furnish or cause to be furnished Rule 144A Information to such Holder of Restricted Notes, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

     If an Event of Default shall occur and be continuing, the Issue Price plus the accrued Original Issue Discount and accrued Cash Interest, if any, accrued Contingent Cash Interest, if any, and Liquidated Damages, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment or supplement thereof and of this Note and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture and this Note at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount at Maturity of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Under certain limited circumstances, the Indenture also permits the amendment or supplement of the Indenture and this Note without the consent of any of the Holders.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in Principal Amount at Maturity of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in Principal Amount at Maturity of Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount at Maturity, Purchase Price or Change in Control Purchase Price of, accrued Original Issue Discount, Cash Interest, if any, accrued Contingent Cash Interest, if any, and Liquidated Damages, if any, on this Note at the times, place and rate, and in the coin or currency, prescribed in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company established pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount at Maturity, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and any integral multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate Principal Amount at Maturity of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                 ASSIGNMENT FORM

     If you want to assign this Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type name, address and zip code and social security or tax ID number of assignee)

     and irrevocably appoint _____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:                                Signed:
          -------------------------              --------------------------

     (Sign exactly as your name appears on the other side of this Note)

     Signature Guarantee:________________________________

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     In connection with any transfer of this Note occurring prior to the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer), I or we are assigning and transferring this Note:

                                   [Check One]

     (1) [ ]  to the Company or a Subsidiary of the Company; or

     (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act; or

     (3) [ ] outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

     (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

     (5) [ ] pursuant to an effective registration statement under the Securities Act; or

     (6) [ ] pursuant to another available exemption from the registration requirements of the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3), (4) or (6) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

     Date:                                   Signed:
          ---------------------------               -------------------------

     (Sign exactly as your name appears on the other side of this Note)

     Signature Guarantee:
                         ---------------------------------

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     Date:                                   Signed:
          ---------------------------               -------------------------

     NOTICE: To be executed by an executive officer.

                            FORM OF CONVERSION NOTICE

     If you want to convert this Note into Shares of the Company, check the box:
[ ]

     To convert only part of this Note, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

     $__________________________________

     If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

             (Insert other person's social security or tax ID no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            (Print or type other person's name, address and zip code)

     Date:                                   Signed:
          -------------------------                 -------------------------

     (Sign exactly as your name appears on the other side of this Note)

     Signature Guarantee:
                         ------------------------------

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                   [FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                   FROM GLOBAL SECURITY OR DEFINITIVE SECURITY
                             TO DEFINITIVE SECURITY]

                  (Transfers pursuant to Section 2.13(a)(1) or
                      Section 2.13(a)(2) of the Indenture)

                                                          --------------,-------

BNY Midwest Trust Company
2 North La Salle Street
Suite 1020
Chicago, IL 60602
Attention:  Corporate Trust Department

Re:  Transfer of  $________ Principal Amount at Maturity of
     Senior Convertible Notes due 2033
     (the "Notes") of Valassis Communications, Inc. (the "Company")

     Reference is hereby made to the Indenture dated as of May 22, 2003 (the "Indenture") between the Company and BNY Midwest Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to U.S. $_______ aggregate Principal Amount at Maturity of Notes which are held [in the form of a [Definitive] [Global Note (CUSIP No. 918866AJ3)]] in the name of [name of transferor] (the "Transferor") to effect the transfer of Notes.

     In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and the Indenture and (ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the U.S. Securities Act of 1933, as amended) (an "Institutional Accredited Investor") which is acquiring such Notes for its own account or for one or more accounts, each of which is an Institutional Accredited Investor, over which it exercises sole investment discretion and
(iii) in accordance with applicable securities laws of any state of the United States.

                                               [Name of Transferor],


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------
                                               Dated:
                                                     ---------------------------

                                    EXHIBIT C

    [FORM OF NON-DISTRIBUTION LETTER FOR INSTITUTIONAL ACCREDITED
                                   INVESTORS]

                  (Transfers pursuant to Section 2.13(a)(1) or
                      Section 2.13(a)(2) of the Indenture)

                                                          __________________,___

BNY Midwest Trust Company
2 North La Salle Street
Suite 1020
Chicago, IL 60602
Attention:  Corporate Trust Department

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan  48152

Re:  Purchase of  $________ Principal Amount at Maturity of
     Senior Convertible Notes due 2033
     (together with the Shares issuable upon
     conversion thereof, the "Notes") of
Valassis Communications, Inc. (the "Company")/1/

Ladies and Gentlemen:

          In connection with our purchase of the Notes we confirm that:

          1. We understand that the Notes are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

          2. We acknowledge that (a) neither the Company, nor the Initial Purchaser (as defined in the Offering Memorandum dated May 16, 2003 relating to the Notes (the "Offering Memorandum")) nor any person acting on behalf of the Company or the Initial Purchaser has made any representation to us with respect to the Company or the offer or sale of any Notes; and (b) any information we desire concerning the Company and the Notes or any other matter relevant to our decision to purchase the Notes (including a copy of the Offering Memorandum) is or has been made available to us.

----------

/1/ Each U.S. purchaser, or account for which each U.S. purchaser is acting, should purchase at least $250,000 Principal Amount at Maturity of Notes.

          3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Notes.

          4. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

          5. We understand that (a) the Notes will be in registered form only and that any certificates delivered to us in respect of the Notes will bear a legend substantially to the following effect:

          "THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSON, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) 0R (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), AND (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii)TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE

          COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
          (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

               IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST THEREIN WITHIN THE TIME PERIOD REFERRED ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE NOTES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT."

          and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Notes in accordance with the provisions of paragraph 6 below (provided, in the case of a disposition of the Notes in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

          6. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

          (a) the Notes are sold in compliance with Rule 144(k) under the Securities Act; or

          (b) the Notes are sold in compliance with Rule 144A under the Securities Act; or

          (c) the Notes are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

          (d) the Notes are sold pursuant to an effective registration statement under the Securities Act; or

          (e) the Notes are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

          (f) the Notes are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

                                               Very truly yours,


                                               By:
                                                  ------------------------------
                                                       (Authorized Officer)

                                    EXHIBIT D

                            [FORM OF PURCHASE NOTICE]

                                                           ________________,____

BNY Midwest Trust Company
2 North La Salle Street
Suite 1020
Chicago, IL 60602
Attention:  Corporate Trust Department

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan  48152

Re:  Purchase of  $________ Principal Amount at Maturity of
     Senior Convertible Notes due 2033
     (the "Notes") of Valassis Communications, Inc. (the "Company")

     Certificate No(s). of Notes:   _____________________________

     This is a Purchase Notice as defined in Section 3.07(a) of the Indenture dated as of May 22, 2003 (the "Indenture") between the Company and BNY Midwest Trust Company, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

     I intend to deliver the following aggregate Principal Amount at Maturity of Notes for purchase by the Company pursuant to Section 3.07(a) of the Indenture (in multiples of $1,000):

$__________________________

     I hereby agree that the Notes will be purchased as of the Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

     [In the event that the Company elects, pursuant to Section 3.07(b) of the Indenture, to pay the Purchase Price, in whole or in part, in Shares but such portion of the Purchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Purchase Price in Shares is not satisfied prior to the close of business on the Purchase Date, I elect (check one):

          [ ] (1) to withdraw this Purchase Notice as to all of the Notes to which it relates;

          [ ]  (2)  to withdraw this Purchase Notice as to $___________________
                    Principal Amount at Maturity of Notes (Certificate No(s). ____________________); or

          [ ] (3) to receive cash in respect of the entire Purchase Price for all Notes or portions thereof to which this Purchase Notice relates.]


                                               Signed:
                                                      --------------------------

                                    EXHIBIT E

                   [FORM OF CHANGE IN CONTROL PURCHASE NOTICE]

                                                           ---------------,-----

BNY Midwest Trust Company
2 North La Salle Street
Suite 1020
Chicago, IL 60602
Attention:  Corporate Trust Department

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan  48152

Re:  Purchase of  $________ Principal Amount at Maturity of
     Senior Convertible Notes due 2033
     (the "Notes") of Valassis Communications, Inc. (the "Company")

     Certificate No(s). of Notes:   _____________________________

     This is a Change in Control Purchase Notice as defined in Section 3.08 of the Indenture dated as of May 22, 2003 (the "Indenture") between the Company and BNY Midwest Trust Company, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

     I intend to deliver the following aggregate Principal Amount at Maturity of Notes for purchase by the Company pursuant to Section 3.08 of the Indenture (in multiples of $1,000):

$______________________________________

     I hereby agree that the Notes will be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

                                            Signed:
                                                   -----------------------------

                                    EXHIBIT F

                   [FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                              OF RESTRICTED SHARES]

            (Transfers pursuant to Section 11.20(a) of the Indenture)

[NAME AND ADDRESS OF TRANSFER AGENT OF SHARES]

BNY Midwest Trust Company
2 North La Salle Street
Suite 1020
Chicago, IL 60602
Attention:  Corporate Trust Department

Re:  Shares of Valassis Communications, Inc. (the "Company")

     Reference is hereby made to the Indenture dated as of May 22, 2003 (the "Indenture") between the Company and BNY Midwest Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to ______________ Shares represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Shares.

     In connection with the transfer of such Shares, the undersigned confirms that such Shares are being transferred:

     CHECK ONE BOX BELOW

     (1)  [ ]  to the Company; or

     (2) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     (3) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the transfer agent a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company or transfer agent); or

     (4) [ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

     Unless one of the boxes is checked, the transfer agent will refuse to register any of the Shares evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(2), (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Shares such certifications and other information, and if box (4) is checked such legal opinions, as the Company reasonably requests in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                          [Name of Transferor],


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

Dated:

                                    EXHIBIT G

                           PROJECTED PAYMENT SCHEDULE

                     ---------------------------------------
                      PROJECTED PAYMENT SCHEDULE (PER NOTE)
                     ---------------------------------------

                      --------------------------------------
                      Gross Proceeds        $ 160,000,149.00
                      --------------------------------------
                           YTM                         1.625%
                      --------------------------------------

                                               Projected
                                                Payment
                          Year                 Schedule
                      --------------------------------------
                           0.0                        667.24
                           0.5                         (5.42)
                           1.0                         (5.42)
                           1.5                         (5.42)
                           2.0                         (5.42)
                           2.5                         (5.42)
                           3.0                         (5.42)
                           3.5                         (5.42)
                           4.0                         (5.42)
                           4.5                         (5.42)
                           5.0                         (5.42)
                           5.5                          0.00
                           6.0                          0.00
                           6.5                          0.00
                           7.0                          0.00
                           7.5                          0.00
                           8.0                          0.00
                           8.5                          0.00
                           9.0                          0.00
                           9.5                         (1.30)
                          10.0                         (1.35)
                          10.5                         (1.41)
                          11.0                         (1.46)
                          11.5                         (1.52)
                          12.0                         (1.58)
                          12.5                         (1.64)
                          13.0                         (1.70)
                          13.5                         (1.77)
                          14.0                         (1.84)
                          14.5                         (1.91)

                          15.0                         (1.98)
                          15.5                         (2.06)
                          16.0                         (2.14)
                          16.5                         (2.23)
                          17.0                         (2.31)
                          17.5                         (2.40)
                          18.0                         (2.50)
                          18.5                         (2.59)
                          19.0                         (2.69)
                          19.5                         (2.80)
                          20.0                         (2.91)
                          20.5                         (3.02)
                          21.0                         (3.14)
                          21.5                         (3.26)
                          22.0                         (3.39)
                          22.5                         (3.52)
                          23.0                         (3.66)
                          23.5                         (3.80)
                          24.0                         (3.95)
                          24.5                         (4.10)
                          25.0                         (4.26)
                          25.5                         (4.43)
                          26.0                         (4.60)
                          26.5                         (4.78)
                          27.0                         (4.97)
                          27.5                         (5.16)
                          28.0                         (5.36)
                          28.5                         (5.57)
                          29.0                     (4,013.84)
                      --------------------------------------
                          Yield                         6.48%
                      --------------------------------------